UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHURCHILL DOWNS INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHURCHILL DOWNS INCORPORATED

600 N. HURSTBOURNE PARKWAY, STE. 400

LOUISVILLE, KENTUCKY 40222

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 23, 2015

To the Shareholders of

Churchill Downs Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Churchill Downs Incorporated (the “Company”), a Kentucky corporation, will be held at the Four Seasons Hotel Seattle, located at 99 Union Street, Seattle, Washington 98101, on Thursday, April 23, 2015, at 9:00 a.m. Pacific Daylight Saving Time, for the following purposes:

I.

To elect the three (3) Class I Directors identified in this Proxy Statement for a term of three (3) years, and one (1) Class III Director identified in this Proxy Statement for a term of two (2) years (Proposal No. 1);

II.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015 (Proposal No. 2);

IV.	To conduct an advisory vote on executive compensation (Proposal No. 3); and

V.	To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

The close of business on February 27, 2015, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at that time will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith or vote by telephone or over the Internet.

By Order of the Board of Directors.

ALAN K. TSE

Executive Vice President,

General Counsel and Secretary

March 23, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2015

The Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 31, 2014 are available at

http://www.churchilldownsincorporated.com/proxy.

CHURCHILL DOWNS INCORPORATED

600 N. HURSTBOURNE PARKWAY, STE. 400

LOUISVILLE, KENTUCKY 40222

PROXY STATEMENT

Annual Meeting of Shareholders to be held on April 23, 2015

The enclosed Proxy is being solicited by the Board of Directors (the “Board of Directors” or “Board”) of Churchill Downs Incorporated to be voted at the 2015 Annual Meeting of Shareholders to be held on Thursday, April 23, 2015, at 9:00 a.m. Pacific Daylight Saving Time (the “Annual Meeting”), at the Four Seasons Hotel Seattle, located at 99 Union Street, Seattle, Washington 98101, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy Card and this Proxy Statement are being sent to shareholders on or about March 23, 2015.

Voting Rights

Only holders of record of the Company’s Common Stock, no par value (“Common Stock”), on February 27, 2015, are entitled to notice of and to vote at the Annual Meeting. On that date, 17,633,393 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting. The shareholders of the Company do not have cumulative voting rights in the election of directors. Abstentions and broker non-votes are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

If the enclosed Proxy Card is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by the shareholder’s proxy will be voted: (i) for the election of the nominees listed below under “Election of Directors”; (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015; (iii) for the advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC; and (iv) in the discretion of the person or persons voting the proxies, on such other business as may properly come before the Annual Meeting or any adjournments thereof.

Voting Instructions and Information

The enclosed proxy is solicited on behalf of the Board of Directors of Churchill Downs Incorporated, a Kentucky corporation (“Company,” “CDI,” or “CHDN”) for use at the Company Annual Meeting of Shareholders to be held on April 23, 2015, or at any adjournment thereof (“Annual Meeting” or “2015 Annual Meeting of Shareholders”).

When and where is our Annual Meeting?

We will hold our Annual Meeting on Thursday, April 23, 2015 at 9:00 a.m., Pacific Daylight Saving Time, at the Four Seasons Hotel Seattle, located at 99 Union Street, Seattle, Washington 98101.

How are we distributing our proxy materials?

We are using the rule of the United States Securities and Exchange Commission (the “SEC”) that allows companies to furnish proxy materials to their shareholders using the “full set delivery” option; however, the Company may elect to use the “notice only” option in the future. A company may use either option, “notice only” or “full set delivery,” for all of its shareholders or may use one method for some shareholders and the other method for others. Pursuant to the rules governing the “full set delivery” option, a company may provide proxy materials in paper form and send them via standard United States mail or, if a shareholder has previously elected, may provide the proxy materials in electronic form and send them via e-mail. In addition to delivering materials to shareholders, the Company is obligated to post all proxy materials on a publicly available website and provide information to shareholders about how to access that website.

Accordingly, each shareholder will receive the Company’s proxy materials by mail or, if previously agreed to by a shareholder, by e-mail. These proxy materials include the Notice of Annual Meeting of Shareholders, proxy statement, proxy card and Annual Report. These materials are also available at http://www.churchilldownsincorporated.com/proxy.

Who can vote at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of CHDN’s Common Stock, if you were a shareholder of record or if you held CHDN Common Stock in “street name” at the close of business on Friday, February 27, 2015 (the “Record Date”). On that date, 17,633,393 shares of CHDN Common Stock were outstanding. Each share of CHDN Common Stock held by you on the Record Date is entitled to one vote.

How many votes must be present to hold the Annual Meeting?

We must have a “quorum” to conduct the Annual Meeting. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjournment of the Annual Meeting, unless a new record date must be set for the adjourned meeting.

What do I need to attend, and vote at, the Annual Meeting?

If you plan on attending the Annual Meeting, please remember to bring photo identification with you, such as a driver’s license. In addition, if you hold shares in “street name” and would like to attend the Annual Meeting, you must bring an account statement or other acceptable evidence of ownership of CHDN Common Stock as of the close of business on the Record Date. In order to vote at the Annual Meeting if you hold shares in “street name,” you will also need a valid “legal proxy,” which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares.

What proposals will be voted on at the Annual Meeting?

The following proposals from the Company will be considered and voted on at the Annual Meeting:

1.

To elect the three (3) Class I Directors identified in this Proxy Statement for a term of three (3) years, and one (1) Class III Director identified in this Proxy Statement for a term of two (2) years (Proposal No. 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015 (Proposal No. 2); and

3.	To conduct an advisory vote on executive compensation (Proposal No. 3).

You may also vote on any other business as may properly come before the meeting or any adjournment thereof, including matters incident to the meeting’s conduct.

How does the Board of Directors recommend I vote?

CDI’s Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the nominees specified in this Proxy Statement under “Nominees for Election as Directors” to the Board of Directors.

2.	“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

3.	“FOR” the proposal to approve, on a non-binding advisory basis, executive compensation.

How do I vote?

You may cast your vote in one of four ways:

•

By Submitting a Proxy by Internet. Go to the following website: www.proxyvote.com. You may submit a proxy by Internet 24 hours a day. To be valid, your proxy by Internet must be received by 11:59 p.m., Eastern Daylight Saving Time, on April 22, 2015. Please have your proxy card available when you access the website and follow the instructions to create an electronic voting instruction form.

•

By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the United States or Canada. International calling charges apply outside the United States and Canada. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple prompts and instructions provided by the recorded message. To be valid, your proxy by telephone must be received by 11:59 p.m. Eastern Daylight Saving Time, on April 22, 2015.

•

By Submitting a Proxy by Mail. Mark your proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 7:00 a.m., Eastern Daylight Saving Time, on April 23, 2015.

•

At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend, and vote at, the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of photo identification, such as a driver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above under “What do I need to attend, and vote at, the Annual Meeting?”, and bring that proxy to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy by use of any of the following means:

For a Proxy Submitted by Internet or Telephone

•	By submitting in a timely manner a new proxy through the Internet or by telephone that is received by 11:59 p.m., Eastern Daylight Saving Time, on April 22, 2015;

•	Executing and mailing a later-dated proxy card that is received prior to 7:00 a.m., Eastern Daylight Saving Time, on April 23, 2015; or

•	By voting in person at the Annual Meeting.

For a Proxy Submitted by Mail

•	Executing and mailing another proxy card bearing a later date that is received prior to 7:00 a.m., Eastern Daylight Saving Time, on April 23, 2015;

•

Giving written notice of revocation to CDI’s Secretary at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222 that is received by CDI prior to 7:00 a.m., Eastern Daylight Saving Time, on April 23, 2015; or

•	By voting in person at the Annual Meeting.

Security Ownership of Certain Beneficial

Owners and Management

The following table sets forth information as of February 27, 2015, (except as otherwise indicated below) regarding the beneficial ownership of the Common Stock by the only persons known by the Company to beneficially own more than five percent (5%) of the Common Stock, each director and director nominee of the Company, each named executive officer (as defined in “Executive Compensation-Summary Compensation Table” herein), and the Company’s directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership is calculated based on 17,633,393 shares of Common Stock outstanding as of February 27, 2015. We are not aware of any pledge of our Common Stock or any other arrangements the operation of which may at a subsequent date result in a change in control of our Company.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class
The Duchossois Group, Inc. (f/k/a Duchossois Industries, Inc.) 845 Larch Avenue Elmhurst, IL 60126	2,944,756		16.70
PAR Capital Management, Inc. 1 International Place, #2401 Boston, MA 02110	1,286,544		7.30
GAMCO Investors, Inc. and affiliates One Corporate Center Rye, NY 10580-1435	1,247,130	(1)	7.07
Three Bays Capital LP and affiliates 222 Berkeley Street, 19th Floor Boston, MA 02116	897,321	(2)	5.09
Balyasny Asset Management and affiliates 181 West Madison Street, 36th Floor Chicago, IL 60602	945,254	(3)	5.36
Ulysses L. Bridgeman, Jr.	-0-	(4)	*
Craig J. Duchossois	3,099,543	(5)	17.58
Richard L. Duchossois	3,247,944	(6)	18.42
Robert L. Fealy	-0-	(7)	*
Aditi J. Gokhale	-0-		*
Daniel P. Harrington	233,300	(8)	1.32
G. Watts Humphrey, Jr.	51,000		0.29
James F. McDonald	2,000	(9)	*
R. Alex Rankin	4,800		*
William C. Carstanjen	102,602	(10)	0.58
Robert L. Evans	151,464	(11)	0.86
William E. Mudd	60,596	(12)	0.34
Alan K. Tse	14,971	(13)	0.10
James E. Gay	44,530	(14)	0.25
15 Directors and Executive Officers as a Group	3,930,853	(15)	22.29

*	Less than 0.1%

(1)

GAMCO and its subsidiaries and affiliates own beneficial interest of 7.07%. The 7.07% interest is held by the following: (a) GAMCO Asset Management, Inc., (b) Gabelli Funds, LLC, (c) Teton Advisors, Inc., and (d) Mario J. Gabelli. All are related entities.

(2)

Three Bays Capital LP and its affiliates own beneficial interest of 5.09%. The 5.09% interest is held by the following: (a) Three Bays Capital LP, (b) TBC GP LLC, (c) TBC Master, (d) TBC Partners GP LLC, and (e) Matthew Sidman. All are related entities.

(3)

Balyasny Asset Management L.P. and its affiliates own beneficial interest of 5.36%. The 5.36% is held by the following: (a) Atlas Master Fund, Ltd., (b) Atlas Global, LLC, (c) Atlas Global Investments, Ltd., (d) Atlas Institutional Fund, LLC, (e) Atlas Institutional Fund, Ltd., (f) Atlas Institutional Fund II, LLC, (g) Atlas Institutional Fund II, Ltd., (h) Atlas Global Japan Unit Trust, (i) Atlas Enhanced Master Fund, Ltd., (j) Atlas Enhanced Fund, L.P., (k) Atlas Enhanced Fund, Ltd., (l) Atlas Fundamental Trading Master Fund Ltd., (m) Atlas Fundamental Trading Fund, L.P., (n) Atlas Fundamental Trading Fund Ltd., (o) Lyxor/Balyasny Atlas Enhanced Fund Limited, (p) BAM Zie Master Fund, Ltd., (q) BAM Zie Fund, LLC, (r) BAM Zie Fund, Ltd., (s) Balyasny Asset Management L.P., and (t) Dmitry Balyasny. All are related entities.

(4)

Excludes 622 deferred stock units, which Mr. Bridgeman has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 1,317 restricted shares, over which Mr. Bridgeman has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(5)

Mr. Craig J. Duchossois is the son of Mr. Richard L. Duchossois, who is also a director of the Company. Craig J. Duchossois shares voting and investment power with respect to 2,944,756 shares owned by The Duchossois Group, Inc. (formerly known as Duchossois Industries, Inc.) and 137,141 shares owned by Spring Creek Investors II, LLC, an affiliate of The Duchossois Group, Inc. Mr. Craig J. Duchossois also shares voting and investment power with respect to 17,646 shares owned by three trusts. He specifically disclaims beneficial ownership of these shares. Of the shares listed as beneficially owned by Mr. Craig J. Duchossois, 3,081,897 shares are also listed as beneficially owned by Mr. Richard L. Duchossois. Figure illustrated excludes 9,615 deferred stock units, which Mr. Craig J. Duchossois has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,077 restricted shares, over which Mr. Craig J. Duchossois has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(6)

Mr. Richard L. Duchossois is the father of Mr. Craig J. Duchossois, who is also a director of the Company. Mr. Richard L. Duchossois shares voting and investment power with respect to 2,944,756 shares owned by The Duchossois Group, Inc. (formerly known as Duchossois Industries, Inc.) and 137,141 shares owned by Spring Creek Investors II, LLC, an affiliate of The Duchossois Group, Inc. Mr. Richard L. Duchossois also shares voting and investment power with respect to 166,047 shares owned by the RLD Revocable Trust. He specifically disclaims beneficial ownership of these shares. Of the shares listed as beneficially owned by Mr. Richard L. Duchossois, 3,081,897 shares are also listed as beneficially owned by Mr. Craig J. Duchossois. Figure illustrated excludes 2,553 deferred stock units, which Mr. Duchossois has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,077 restricted shares, over which Mr. Duchossois has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(7)

Excludes 9,007 deferred stock units, which Mr. Fealy has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,079 restricted shares, over which Mr. Fealy has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(8)	Mr. Harrington shares voting and investment power with respect to 233,299 shares held by TVI Corp. He specifically disclaims beneficial ownership of these shares.

(9)

Excludes 5,762 deferred stock units, which Mr. McDonald has elected to defer pursuant to the Company’s deferred compensation plan. Also excludes 3,077 restricted shares, over which Mr. McDonald has neither voting nor dispositive power until his resignation or retirement from the Board, awarded by the Company for his board service.

(10)

Excludes 32,500 restricted shares, tied to Mr. Carstanjen’s continued service to the Company, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Carstanjen has neither voting nor dispositive power until December 31, 2015, at which time 5,000 shares shall vest without restriction, December 31, 2016, at which time 7,500 shares shall vest without restriction, and December 31, 2017, at which time 20,000 shares shall vest without restriction. Also excludes 25,000 restricted shares awarded under the Company’s equity compensation program over which Mr. Carstanjen has neither voting nor dispositive power until December 31, 2015, at which time 12,500 shares shall vest without restriction, and December 31, 2016 at which time the remaining 12,500 shall vest without restriction.

(11)

Excludes 30,000 restricted shares, tied to Mr. Evans’ continued service, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Evans has neither voting nor dispositive power until the restricted shares vest without restriction in equal installments of 15,000 shares on August 14, 2015 and August 14, 2016, respectively. Also excludes 65,000 vested restricted stock units and 26,406 restricted shares awarded pursuant to Mr. Evans’ employment agreement over which Mr. Evans has neither voting nor dispositive power until the lapse of certain restrictions pursuant to the restricted stock agreements governing the awards.

(12)

Excludes 20,000 restricted shares, tied to Mr. Mudd’s continued service, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Mudd has neither voting nor dispositive power until December 31, 2015, at which time 2,500 shares shall vest without restriction, December 31, 2016, at which time 2,500 shares shall vest without restriction, and December 31, 2017, at which time 15,000 shares shall vest without restriction. Also excludes 4,500 shares issuable under currently exercisable options. Excludes 15,000 restricted shares awarded pursuant to Mr. Mudd’s employment agreement over which Mr. Mudd has neither voting nor dispositive power until the lapse of a restriction period ending on March 31, 2015. Excludes 20,000 restricted shares awarded under the Company’s equity compensation program over which Mr. Mudd has neither voting nor dispositive power until December 31, 2015, at which time 10,000 shares shall vest without restriction, and December 31, 2016 at which time the remaining 10,000 shall vest without restriction.

(13)

Excludes 5,000 restricted shares, tied to Mr. Tse’s continued service, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Tse has neither voting nor dispositive power until December 31, 2017, at which time the shares shall vest without restriction. Also excludes 5,000 restricted shares awarded under the Company’s equity compensation program over which Mr. Tse has neither voting nor dispositive power until December 31, 2015 at which time 2,500 shall vest without restriction, and December 31, 2016 at which time the remaining 2,500 shares will vest without restriction.

(14)

Excludes 5,000 restricted shares, tied to Mr. Gay’s continued service, awarded under the Company’s 2007 Omnibus Stock Incentive Plan over which Mr. Gay has neither voting nor dispositive power until December 31, 2017, at which time the shares shall vest without restriction. Excludes 12,000 restricted shares awarded under the Company’s equity compensation program over which Mr. Gay has neither voting nor dispositive power until December 31, 2015, at which time 6,000 shares shall vest without restriction, and December 31, 2016 at which time the remaining 6,000 shall vest without restriction.

(15)	See table on page 15 and “Executive Officers of the Company”

Executive Officers of the Company

The Company’s executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

Name and Age	Position(s) With Company and Term of Office
Robert L. Evans(1) 62

Chairman since August 2014; Chairman and Chief Executive Officer from June 2011 to August 2014; Chief Executive Officer from March 2011 to June 2011; President and Chief Executive Officer from August 2006 to March 2011

William C. Carstanjen(2) 47

Chief Executive Officer since August 2014; President and Chief Operating Officer from March 2011 to August 2014; Chief Operating Officer from January 2009 to March 2011; Executive Vice President and Chief Development Officer from June 2005 to January 2009; General Counsel from June 2005 to December 2006

William E. Mudd(3) 43	President and Chief Financial Officer since August 2014; Executive Vice President and Chief Financial Officer from October 2007 to August 2014
Alan K. Tse(4) 43	Executive Vice President and General Counsel since March 2011

(1)

Prior to joining the Company, Mr. Evans served as the Managing Director of Symphony Technology Group, a strategic technology holding group focused on the software, services and analytics market, and as President and CEO of Symphony Services Corp., a product engineering outsourcing services company, from 2002 to 2004. From 1999 to 2000, he served as President and Chief Operating Officer of i2 Technologies/Aspect Development.

(2)

Prior to joining the Company, Mr. Carstanjen was employed at General Electric Company. From 2004 through June 2005, he served as the Managing Director and General Counsel of GE Commercial Finance, Energy Financial Services. From 2002 to 2004, he served as General Counsel of GE Specialty Materials and, from 2000 to 2002, he served as Transactions and Finance Counsel of GE Worldwide Headquarters.

(3)

Prior to joining the Company, Mr. Mudd was employed at General Electric Company. From 2006 through October 2007, he served as Chief Financial Officer, Global Commercial & Americas P&L of GE Infrastructure, Water & Process Technologies. From 2004 to 2006, he served as Chief Financial Officer, Supply Chain, Information Technology and Technology Finance, GE Consumer & Industrial Europe, Middle East, & Africa, Budapest and Hungary and, from 2002 to 2004, he served as Manager, Global Financial Planning & Analysis and Business Development.

(4)

Prior to joining the Company, Mr. Tse was employed at LG Electronics Mobilecomm U.S.A., Inc., a leading cellular telephone manufacturer in the United States, where from January 2005 through March 2011, he served as Vice President and General Counsel.

Election of Directors

(Proposal No. 1)

At the Annual Meeting, shareholders will vote to elect three (3) persons to serve in Class I and one (1) person to serve in Class III of the Board of Directors and to hold office for a term of three (3) years expiring at the 2018 Annual Meeting of Shareholders for those in Class I and for a term of two (2) years expiring at the 2017 Annual Meeting of Shareholders for the individual in Class III and thereafter until their respective successors shall be duly elected and qualified or until the earlier of their resignation, death or removal.

The Amended and Restated Bylaws of the Company provide that the Board of Directors shall be composed of not fewer than three (3) nor more than fifteen (15) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually to a three year term. Currently the Board of Directors is comprised of ten (10) directors, with three (3) directors in Class I, four (4) directors in Class II and three (3) directors in Class III. The Company has a mandatory retirement age policy with regard to directors, which provides that a person is not qualified to serve as a director unless he or she is less than seventy (70) years of age on the date of election. However, the Board believes that it is important to monitor overall Board performance and suitability, and pursuant to the policy, upon the recommendation of the Nominating and Governance Committee, the Board may waive the effective date of mandatory retirement. There are two directors in Class I that will have met the mandatory retirement age at the Annual Meeting, Craig J. Duchossois and G. Watts Humphrey, Jr. On February 18, 2015, the Nominating and Governance Committee voted to recommend waiving the mandatory retirement age policy in favor of Messrs. Craig J. Duchossois’ and G. Watts Humphrey, Jr.’s continued service to the Board. In reaching its decision to waive the policy, the Nominating and Governance Committee considered the fact that Messrs. C. Duchossois and Humphrey are both highly experienced directors of the Company with regard to executive compensation, strategy, and governance. Furthermore, Mr. Humphrey has served the Company and the Board extremely well in the role of lead independent director. Upon the recommendation of the Nominating and Governance Committee, the Board of Directors concluded that Messrs. C. Duchossois’ and Humphrey’s experience and skill sets advance the strategic goals of the Company and the Company would benefit from their continued service as directors, and on February 24, 2015, the Board of Directors waived the effective date of the mandatory retirement age for Messrs. C. Duchossois and Humphrey.

At the Annual Meeting, the four (4) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class I and Class III, respectively. The Nominating and Governance Committee has recommended, and the Board has approved, the nomination of these persons. The nominees currently serve as members of Class I and Class III, respectively, and have agreed to serve if re-elected. Directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. With each shareholder having one vote per share to cast for each director position, the nominees receiving the greatest number of votes will be elected. The biographical information for our directors below includes information regarding certain of the experiences, qualifications, attributes and skills that led to the determination that such individuals are qualified to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING DIRECTORS IN CLASS I AND III.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY “FOR” THE ELECTION OF THE CLASS I AND CLASS III DIRECTORS NAMED BELOW.

Nominees for Election as Directors

The following table sets forth information relating to the Class I and Class III directors of the Company who are proposed to the shareholders for election to serve as directors for terms of three (3) years and two (2) years, in the case of Aditi J. Gokhale, expiring at the 2018 Annual Meeting of Shareholders, or 2017 Annual Meeting of Shareholders for Aditi J. Gokhale, and thereafter until their respective successors shall be duly elected and qualified or until the earlier of their resignation, death or removal.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class I—Nominated for Terms Expiring in 2018

Craig J. Duchossois 70 Director since 2000

Mr. Duchossois serves as the Chief Executive Officer and a Director of The Duchossois Group, Inc., (a family-owned company with diversified business interests in companies with leading brands in the residential security, lighting and convenience products markets and the commercial control markets). While Mr. Duchossois was originally nominated to serve as a Director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc., the Company has been and will continue to be well served by Mr. Duchossois’ experience and proven capabilities in the international marketplace and technology industries in overseeing a diverse group of companies that have over 6,000 employees worldwide with operations located in over 30 countries, as well as his financial and business acumen. Mr. Duchossois currently holds the following leadership positions with other entities: Chairman, The Chamberlain Group, Inc.; Director, Amsted Industries, Inc.; not-for-profit board memberships include Culver Education Foundation, Illinois Institute of Technology, University of Chicago, Kellogg Graduate School of Management, World Business Chicago, the University of Chicago Hospitals, Executive’s Club of Chicago, Economic Club, Chicago Council on Global Affairs and the Marine Corps Scholarship Foundation. He is a member of the Chief Executive Officer’s Organization, World Presidents Organization, and the Civic Committee of the Commercial Club of Chicago. Mr. Duchossois also serves as a board member for Levy Acquisition Corp., Frontenac Company and The Edgewater Funds. He is past-Chairman of the Board of Visitors for the United States Naval Academy.

Robert L. Evans 62 Director since 2006

Mr. Evans is the Chairman of the Board of the Company. Please see Mr. Evans’ positions with the Company, terms of office and other biographical information on page 6. Mr. Evans’ role as the Chairman of the Company as well as his proven entrepreneurial experience and abilities, his experience in senior executive positions at some of North America’s leading manufacturing (Mr. Evans served in a variety of management positions for Caterpillar Inc.), business consulting (former Managing Partner of the Americas Supply Chain Practice for Accenture Ltd., formerly Andersen Consulting), technology (former President and Chief Operating Officer of Aspect Development Inc.) and private equity companies (Co-Founder and former Managing Director of Symphony Technology Group, a private equity firm that provides investment capital and strategic direction to software, services, and analytics companies), and his experience in the thoroughbred horse racing industry qualify Mr. Evans to serve as a Director of the Company. Mr. Evans currently holds the following leadership positions with other entities: President, Tenlane Farm, LLC (a thoroughbred breeding and racing operation); Mr. Evans is a former director of Aspect Development, IronPlanet, ATC Technology Corp., Symphony Services, and Trigo Technologies Inc.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

G. Watts Humphrey, Jr. 70 Director since 1995

Mr. Humphrey is the President, GWH Holdings, Inc. (private investment company); Chairman, IPEG (international plastics machinery equipment company); and Owner, Shawnee Farm (thoroughbred breeding and racing operation). Among other exceptional personal and professional attributes, Mr. Humphrey has extensive experience in overseeing a diverse group of companies as well as in significant leadership roles throughout the thoroughbred horseracing industry that qualify Mr. Humphrey to serve as a member of the Board of Directors. Mr. Humphrey currently holds the following leadership positions with other entities: Member of The Jockey Club; Vice-Chairman, Blood-Horse Publications; Director and member of Executive Committee, Keeneland Association, Inc.; Vice-Chairman, Shaker Village of Pleasant Hill; Director, Smithfield Trust Company; Director, Wausau Paper; Member of the Board of Trustees, Centre College. Previously, Mr. Humphrey served as Chairman of the Federal Reserve Bank—Fourth District.

Class III—Nominated for a Term Expiring in 2017

Aditi J. Gokhale 41 Director since 2015

Ms. Gokhale has served as the Senior Vice President of Digital for Nutrisystem, Inc., a company specializing in weight loss and nutritional programs, since June 2012. From 2009 to 2012, Ms. Gokhale served as general manager of the wholly-owned subsidiary of Travelocity, IGOUGO.com, a travel-planning company, where she led the daily business operations. Prior to Travelocity, she was the co-founder and Chief Marketing Officer for iQuanti, a company offering digital marketing services to Fortune 100 companies. Before iQuanti, Ms. Gokhale spent over 6 years at American Express from 2001-2007. Ms. Gokhale began her career at Booz & Company (formerly Booz Allen & Hamilton) in the Media and Entertainment practice. Ms. Gokhale’s extensive experience in digital marketing, management consulting and product development makes her an excellent member of the Company’s Board. Ms. Gokhale was introduced and recommended to the Board of Directors, for appointment, by the Nominating and Governance Committee.

(1)	There has been no change in principal occupation or employment during the past five years, except with respect to Mr. Evans (as described under “Executive Officers of the Company”) and Ms. Gokhale.

(2)

Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

The Board of Directors has no reason to believe that the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors.

Continuing Directors

The following tables set forth information relating to the Class II and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class II—Terms Expiring in 2016

Ulysses L. Bridgeman, Jr. 61 Director since 2012

Mr. Bridgeman is the owner and President of Manna, Inc. and ERJ Inc. which currently oversee the administration and operation of 124 Chili’s Restaurants in ten states, and 235 Wendy’s Old Fashioned Hamburger Restaurants in seven states. The restaurants presently employ approximately 20,000 employees. According to the Restaurant Finance Monitor, Mr. Bridgeman is the second largest restaurant franchisee in the United States. His educational background includes a Bachelor of Arts in Psychology from the University of Louisville in 1975. From 1975-1983 and from 1986-1987, Mr. Bridgeman played professional basketball with the Milwaukee Bucks. During the interim of 1983-1986 he played for the Los Angeles Clippers. During his professional basketball career, Mr. Bridgeman worked as a Sales and Public Relations Representative for Howard Johnson in Milwaukee. His experience also includes holding a position as an analyst with Towers, Perrin, Foster & Crosby Insurance Consultants in Milwaukee. Mr. Bridgeman’s leadership skills have been further developed through his eleven years with the NBA Players Association. As a Player Representative, he acted as a liaison between the players and management. He was directly involved in arbitration proceedings and also assisted with the implementation of special programs such as Career Alternatives, Fitness and Wellness and Financial Planning. During his time with the Players Association, he held the title of Treasurer for three years and President for four years. Mr. Bridgeman’s experience in leading a large and diverse workforce, along with his entrepreneurial vision and director experience make him an excellent member of the Company’s Board. Mr. Bridgeman is also actively involved in the Louisville community. He currently serves on the Board of Directors of Fifth Third Bank; the West End School; the PGA Foundation Board; the Naismith Basketball Hall of Fame; and most recently joined the Meijer Board. He serves as Past Chairman of the Board of Trustees University of Louisville and a past member of the Library Board.

Richard L. Duchossois 93 Director since 2000

Mr. Duchossois is the founder and serves as the Chairman of The Duchossois Group, Inc. (a family-owned company with diversified business interests in companies with leading brands in the residential security, lighting and convenience products markets and the commercial control and automation). Mr. Duchossois also serves as the Chairman of Arlington Park Racecourse, LLC, a subsidiary of the Company. While Mr. Duchossois was originally nominated to serve as a director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc., the Company has been and will continue to be well served by Mr. Duchossois’ entrepreneurial experience and abilities, his proven leadership capabilities in successfully developing and managing a diverse group of companies that have over 6,000 employees worldwide with operations located in over 30 countries, as well as his horse racing industry experience in which he led the resurrection of Arlington Park Racecourse as a world renowned racetrack. Mr. Duchossois currently holds the following leadership positions with other entity: Director, The Chamberlain Group, Inc.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

James F. McDonald 75 Director since 2008

Mr. McDonald is an investor, partner, and founder of a number of private businesses which include construction aggregates, real estate investment partnerships, and livestock operations. From April 30, 2011 to December 31, 2011, Mr. McDonald served as a consultant to Cisco Systems, Inc. (“Cisco”). From 2006 to April 30, 2011, Mr. McDonald was a Senior Vice President of Cisco (a world leader in networking that provides hardware, software, and service offerings that are used to create Internet solutions that allow individuals, companies, and countries to increase productivity, improve customer satisfaction and strengthen competitive advantage.) From 1993 to 2006, Mr. McDonald served as the Chairman, Chief Executive Officer and President of Scientific-Atlanta, Inc. (a global provider of cable and internet protocol television set-tops, data and voice cable modems, end-to-end video distribution networks, and video systems integration services, which was acquired by Cisco Systems, Inc. in February 2006). Among other exceptional personal and professional attributes, Mr. McDonald’s experience as the chief executive or a senior executive of leading global technology companies and as a director of large publicly traded companies in a variety of industries qualify Mr. McDonald to serve on the Board of the Company. Mr. McDonald has held the following leadership positions with other entities: Director, Burlington Resources, Inc. from 1988 to 2006, Director, Mirant Corporation from 2001 to 2006, Director, National Data Corporation and NDCHealth Corporation from 2000 to 2006, Director, Scientific-Atlanta, Inc. from 1993 to 2006. Mr. McDonald is also a former Director of Sprint (now Sprint Nextel Corporation).

R. Alex Rankin 59 Director since 2008

Mr. Rankin is the President of Sterling G. Thompson Co. (a private insurance agency and broker), the President of Upson Downs Farm, Inc. (a thoroughbred breeding and racing operation), the Chairman of the James Graham Brown Foundation (a private, non-profit foundation that fosters the well-being, quality of life, and image of Louisville and Kentucky by actively supporting and funding projects in the fields of civic affairs, economic development, education, and health and general welfare, which since 1954 has awarded over 2,680 grants totaling over $450 million). Among other exceptional personal and professional attributes, Mr. Rankin’s expertise in the areas of finance and risk management, as well as his experience in the Company’s core business of thoroughbred horseracing qualify Mr. Rankin as a member of the Board of Directors and the Audit Committee.

(1)	Except as noted with respect to Mr. McDonald, there has been no change in principal occupation or employment during the past five years.

(2)

Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships or positions considered significant by them.

Name, Age and Positions with Company	Principal Occupation(1) and Certain Directorships(2)

Class III—Terms Expiring in 2017

Robert L. Fealy 63 Director since 2000

Mr. Fealy currently serves as Chairman of Brivo Systems, LLC, an affiliate of The Duchossois Group. He retired effective June 30, 2014 as President, Chief Operating Officer and Director of The Duchossois Group, Inc. (a family owned company with diversified business interests in companies with leading brands in the residential security, lighting and convenience products markets and the commercial control, automation and digital media markets). While Mr. Fealy was originally nominated to serve as a Director of the Company pursuant to the stockholder’s agreement between the Company and Duchossois Industries, Inc., the Company has been and will continue to be well served by Mr. Fealy’s experience as a certified public accountant and senior executive with oversight of a diverse group of companies that has over 6,000 employees worldwide with operations located in over 30 countries as well as proven capabilities in strategic business planning in a variety of industries. Mr. Fealy currently holds the following leadership positions with other entities: Lead Director, Pella Corporation; Founding Board Member and Vice Chairman, Illinois Venture Capital Association; Director, Illinois Venture Capital Association PAC; Chairman, Chicago Ventures and member of the Investment Committee of the Illinois Innovation Accelerator Fund; Chairman of the Board of Trustees, University of Cincinnati Foundation; Member, University of Cincinnati Business Advisory Council; Member, Advisory Board of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago Booth School; Chairman, Chicago Children’s Choir; Trustee, The Morton Arboretum.

Daniel P. Harrington 59 Director since 1998

Mr. Harrington serves as the President and Chief Executive Officer of HTV Industries, Inc. (private holding company with diversified business interests that include telecommunications, manufacturing distribution and banking). Among other exceptional personal and professional attributes, Mr. Harrington has extensive financial, accounting and chief executive experience within a variety of industries that qualifies Mr. Harrington as a member of the Board of Directors. In addition, Mr. Harrington qualifies as an Audit Committee Financial Expert, which makes him well suited for his current role as the Chairman of the Company’s Audit Committee. Mr. Harrington also serves in the following leadership positions of other entities: Director, First Guaranty Bank; Trustee, The Veale Foundation. In addition, Mr. Harrington has served as a Director of First State Financial Corporation, Portec Rail Products, Inc. (and on the Audit and Compensation Committees) and Biopure Corporation (and on the Audit Committee).

(1)	Except as noted with respect to Mr. Fealy, there has been no change in principal occupation or employment during the past five years.

(2)

Directorships at any time within the last 5 years in companies with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships or positions considered significant by them.

Emeritus Directors

Emeritus Directors are available for counsel, but do not attend meetings of the Board of Directors and do not vote on matters presented to the Board. The Company’s Amended and Restated Bylaws provide that a person shall not be qualified for election as a director due to age pursuant to any mandatory retirement age requirement adopted by the Company. The Company’s Corporate Governance Guidelines provide that the Board will establish and maintain a policy with regard to a mandatory retirement age for non-employee directors. The current policy provides that a person is not qualified to serve as a director unless he or she is less than seventy (70) years of age on the date of election. However, the Board believes that it is important to monitor overall Board performance and suitability and, upon the recommendation of the Nominating and Governance Committee, the Board may waive the effective date of mandatory retirement. Each director shall become a

Director Emeritus upon the expiration of his or her current term following the date on which he or she is no longer qualified for election due to age, provided the effective date of such mandatory retirement has not been waived. The Emeriti Directors are Charles W. Bidwill, Jr., Catesby W. Clay, J. David Grissom, Thomas H. Meeker, Carl F. Pollard, and Darrell R. Wells.

Director Compensation for Fiscal Year Ended December 31, 2014

During 2014, directors received an annual retainer fee of $50,000; directors who served as committee chairmen of the Compensation Committee and the Nominating and Governance Committee received an additional $10,000 and $7,500 for a total annual retainer fee of $60,000 and $57,500, respectively; the director who served as committee chairman of the Audit Committee received an additional retainer fee of $15,000 for a total annual retainer fee of $65,000. Directors were paid $2,000 for each meeting of the Board of Directors and $1,500 for each committee meeting they attended, either in person or by teleconference, and for each special ad hoc meeting in which they participated. Finally, each director received a grant of restricted share units, with an aggregate grant date fair value of $75,000. Directors who did not reside in Louisville may request reimbursement for their travel expenses. Only non-employee directors receive this compensation.

In 2014, we provided the following annual compensation to our non-employee directors:

Name	Fees earned or paid in cash ($)		Stock Awards ($)(2)	Total ($)
Ulysses L. Bridgeman, Jr.	65,500	(1)	75,000	140,500
Leonard S. Coleman, Jr.	89,000		-	89,000
Craig J. Duchossois	71,500	(1)	75,000	146,500
Richard L. Duchossois	67,000	(1)	75,000	142,000
Robert L. Fealy	65,500	(1)	75,000	140,500
Daniel P. Harrington	91,000	(1)	75,000	166,000
G. Watts Humphrey, Jr.	89,000		75,000	164,000
James F. McDonald	73,000	(1)	75,000	148,000
R. Alex Rankin	85,000		75,000	160,000
Darrell R. Wells	35,000		-	35,000

(1)

The Churchill Downs Incorporated 2005 Deferred Compensation Plan allows directors to defer receipt of all or part of their retainer and meeting fees in a deferred share account until after their service on the Board has ended. This account allows the director, in effect, to invest his or her deferred cash compensation in Company Common Stock. Funds in this account are credited as hypothetical shares of Common Stock based on the market price of the stock at the time the compensation would otherwise have been earned. Hypothetical dividends are reinvested in additional shares based on the market price of the stock on the date dividends are paid. All shares in the deferred share accounts are hypothetical and are not issued or transferred until the director ends his or her service on the Board. Upon the end of Board service, the shares are issued or transferred to the director. In 2014, Mr. Craig J. Duchossois, Mr. Fealy, Mr. Harrington, and Mr. McDonald deferred all of their 2014 directors’ fees into a deferred share account under the plan. Mr. Bridgeman deferred 50% of his 2014 directors’ fees into a deferred share account under the plan. As of December 31, 2014, Mr. Fealy had 8,912 deferred shares, Mr. Craig Duchossois had 9,514 deferred shares, Mr. Richard Duchossois had 2,525 deferred shares, Mr. Harrington had 7,486 deferred shares, Mr. McDonald had 5,701 deferred shares and Mr. Bridgeman had 615 deferred shares under the plan.

(2)

On April 23, 2014, each director, with the exception of Mr. Evans, received a grant of restricted stock units, valued in the amount of $75,000, calculated based upon the closing price of a share of Common Stock on the date of grant. The restricted stock units vest one year from the date of grant. At the time a director ceases being a director of the Company, the Company will issue one share of Common Stock for each vested restricted stock unit held by such director. As of December 31, 2014, each individual serving as a non-employee director during 2014, excluding Mr. Evans, Mr. Bridgeman, Mr. Wells, and Mr. Coleman, had 3,047 restricted stock units outstanding, which were granted for board service. Mr. Evans does not receive grants of restricted stock units for his board service due to his position as a NEO. Mr. Wells did not receive a grant of restricted stock units due to his retirement effective as of the 2014 annual meeting of shareholders. Mr. Coleman, due to his resignation from the Board, effective December 17, 2014, forfeited the 2014 grant of restricted stock units.

Corporate Governance

The Board of Directors is responsible for providing effective governance over the Company’s affairs. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of our shareholders and to promote honesty and integrity throughout the Company.

During the past year, we continued to review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also reviewed guidance and interpretations provided by the SEC and NASDAQ.

Copies of the current charter, as approved by our Board, for each of our Audit, Compensation and Nominating and Governance Committees and a copy of our Corporate Governance Guidelines, Code of Conduct for Employees and Code of Ethics for Principal Financial Officers (along with any amendments or waivers related to the Code of Conduct or Code of Ethics) are available on our corporate website, http://www.churchilldownsincorporated.com, under the “Investors” heading.

Shareholders may send communications to the Company’s Board of Directors addressed to the Board of Directors or to any individual director c/o Churchill Downs Incorporated, 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222. Any correspondence addressed to the Board of Directors in care of the Company is forwarded to the Board of Directors without review by management.

Board Leadership Structure

On August 27, 2014, the Company’s Chairman and Chief Executive Officer, Robert L. Evans, transitioned to the singular role of Chairman of the Board of Directors. Mr. Evans’ transition was a part of the Board’s strategy toward delegating certain responsibilities from the combined role of the Chairman and Chief Executive Officer to the former President and Chief Operating Officer, Mr. Carstanjen, who assumed the role of Chief Executive Officer simultaneously with Mr. Evans’ transition. Even with the transition of titles and job responsibilities, the Board deemed it advisable to maintain certain aspects of its governance structure to assure effective independent oversight. These governance practices included maintaining: (1) a lead independent director (see below for a description of the lead independent director role), and (2) executive sessions of the independent directors after each Board meeting and annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

No less frequently than once every two years the Board will continue to appoint a lead director from among its independent directors. On February 24, 2015, G. Watts Humphrey, Jr. was re-appointed as the lead independent director. The lead independent director’s authority and responsibilities include: (i) presiding over all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors, (ii) serving as liaison between the Chairman and the independent directors, (iii) approving meeting agendas, schedules and information sent to the Board, (iv) the ability to call meetings of the independent directors, and (v) ex-officio status on each committee of the Board that the lead independent director is not already a voting member.

Oversight of Company Risk

As part of its responsibility to oversee the management, business and strategy of the Company, the Board of Directors has overall responsibility for risk oversight. While the Board of Directors as a whole performs certain risk oversight functions directly, such as its ongoing review, approval and monitoring of the Company’s fundamental business and financial strategies and major corporate actions, the majority of the Board of Directors’ risk oversight functions are carried out through the operation of its committees. Each committee oversees risk management within its assigned areas of responsibility, as described below in the discussion of committee responsibilities. The Audit Committee is primarily responsible for overseeing the Company’s risk assessment and risk management practices, as well as its compliance programs. The Compensation Committee’s responsibilities include oversight of the risks associated with the Company’s compensation policies and practices, as well as its managerial development and succession plans. The Nominating and Governance Committee oversees the risks related to the Company’s corporate governance structure and processes.

Share Ownership Guidelines

The Board expects all directors and senior executive officers (those holding the title of executive vice president or above) to display confidence in the Company by ownership and retention of a meaningful amount of the Company’s stock. As a result, each director is expected to own shares of the Company’s stock with a fair market value equal to five (5) times the director’s annual retainer. Each director who was serving as such on the date of adoption of the ownership guidelines (March 15, 2007) had five (5) years from such date to meet this requirement and each director appointed or elected since such date will have five (5) years from the date of appointment or election to the Board to meet this requirement. Initial compliance was measured in March 2012, the five (5) year anniversary date of the adoption of the ownership guidelines (for directors in office on March 15, 2007) or at the five (5) year anniversary date of the director’s appointment or election (for new directors). Each director’s continuing compliance with the ownership guidelines will be measured in the year he or she stands for re-election and will be considered as one of the criteria for nomination by the Nominating and Governance Committee. As illustrated by the chart below, all directors proposed for re-election during the 2015 Annual Meeting of Shareholders are compliant with the ownership guidelines. Furthermore, deferred shares acquired by directors under the Churchill Downs Incorporated 2005 Deferred Compensation Plan and restricted stock units granted as director compensation are included for purposes of measuring compliance with the Company’s share ownership guidelines.

Director	Ownership Guidelines(1)	Shares Owned(2)	Value of Shares(3)	Met Guidelines(4)
Ulysses L. Bridgeman, Jr.	5x	1,939	$184,786	*
Craig J. Duchossois	5x	3,112,236	$296,596,090	✓
Richard L. Duchossois	5x	3,253,574	$310,065,602	✓
Robert L. Fealy	5x	12,088	$1,151,986	✓
Aditi J. Gokhale	5x	-	$-	*
Daniel P. Harrington	5x	243,943	$23,247,767	✓
G. Watts Humphrey, Jr.	5x	54,077	$5,153,538	✓
James F. McDonald	5x	10,840	$1,033,052	✓
R. Alex Rankin	5x	7,877	$750,678	✓

✓	=	Met guidelines.

*	=	Has not yet met guidelines.

(1)	Guidelines adopted per the Company Board of Directors. See page 32 for more detail regarding Mr. Evans.

(2)	Calculated as of December 31, 2014 and represents shares of Common Stock owned outright, amounts deferred per the Company’s Deferred Compensation Plan, and RSU issued for board service.

(3)	FMV based on CHDN closing stock price of $95.30 as of December 31, 2014.

(4)

Mr. Bridgeman joined the Board of Directors in 2012 and thus has until 2017 to meet the Ownership Guidelines associated with his board service. Ms. Gokhale joined the Board of Directors in 2015 and thus has until 2020 to meet the Ownership Guidelines associated with her board service.

(5)	Mr. Evans and the listing of his Shares Owned are excluded as he is subject to maintaining a multiple of his base annual salary, above 5x, pursuant to the Executive Share Ownership Guidelines.

Board Meetings and Committees

Eight (8) meetings of the Board of Directors were held during the last fiscal year. All directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and the meetings of the committee(s) on which they served in 2014. The Company encourages its directors to attend the Annual Meeting each year. All of the directors attended the Company’s Annual Meeting on April 22, 2014.

The Board has determined that all of the directors of the Company are “independent directors,” as defined under NASDAQ Rule 5605(a)(2), except Robert L. Evans.

As required by the Company’s Corporate Governance Guidelines, the Board of Directors currently has four (4) standing committees: the Executive, Audit, Compensation and the Nominating and Governance Committees. No Director Emeritus serves on any Board committee. The structure of the committees is illustrated in the table below, with the number of meetings held in 2014.

Director Name	Board of Directors	Executive Committee	Audit Committee	Compensation Committee	Nominating and Governance Committee
Ulysses L. Bridgeman	✓				✓
Leonard S. Coleman, Jr.(1)
Craig J. Duchossois	✓			✓
Richard L. Duchossois	✓				✓
Robert L. Evans©	Chairman
Robert L. Fealy	✓	✓
Aditi J. Gokhale(2)	✓
Daniel P. Harrington	✓		Chairman	✓
G. Watts Humphrey, Jr.(3)	Lead Director	Chairman	ê	ê	ê
James F. McDonald	✓		✓	✓
R. Alex Rankin	✓	✓	✓	Chairman	Chairman
Darrell R. Wells(4)
Number of meetings in 2014	8	0	4	5	2

✓	=	Member

©	=	Chairman of the Board

ê	=	Ex-officio Member

(1)

Mr. Leonard S. Coleman resigned from the Board of Directors on December 17, 2014. However, prior to his resignation, Mr. Coleman attended all board and committee meetings schedule during the last fiscal year. Mr. Coleman previously served on both the Compensation Committee (as chairman) and the Audit Committee. As illustrated above, the Board has filled the vacancy, on both the Audit and Compensation Committee, created by Mr. Coleman’s departure, by naming James F. McDonald and R. Alex Rankin, respectively.

(2)	The Board appointed Ms. Aditi J. Gokhale as a Class III director of the Company, effective January 26, 2015.

(3)	Mr. G. Watts Humphrey, Jr. serves as lead independent director, and is an ex-officio, non-voting member (Audit, Compensation, and Nominating and Governance Committees).

(4)

Mr. Darrell R. Wells served as a director until his retirement on April 22, 2014, at which time he became an Emeritus Director. Prior to his retirement, Mr. Wells attended the February 13 and 25, 2014 meetings of the Board of Directors.

Executive Committee

The Executive Committee is authorized, subject to certain limitations set forth in the Company’s Amended and Restated Bylaws, to exercise the authority of the Board of Directors between Board meetings. The members of the Executive Committee are G. Watts Humphrey, Jr., who serves as Chairman, Robert L. Fealy, and R. Alex Rankin. The Executive Committee does not meet on a regular basis, but instead meets as and when needed.

The Executive Committee did not meet during the last fiscal year.

Audit Committee

The primary purposes of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility in monitoring management’s conduct of the Company’s financial reporting process and overseeing the Company’s risk assessment and risk management practices. Under its charter, the Audit Committee is generally responsible for monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and other financial reports provided by the Company to any governmental or regulatory body, the public or other users thereof, as well as overseeing the processes by which management assesses the Company’s exposure to risk and evaluating the guidelines and policies governing the Company’s monitoring, control and minimization of such exposures.

The Audit Committee’s responsibilities are as follows:

•	To monitor the performance of the Company’s internal audit function;

•

To appoint, compensate, retain and oversee the Company’s independent registered public accounting firm employed by the Company for the purpose of preparing or issuing audit opinions on the Company’s financial statements and its internal control over financial reporting;

•	To monitor the Company’s compliance with legal and regulatory requirements as well as the Company’s Code of Conduct and compliance policies; and

•

To inquire of management, including its internal auditor, and the Company’s independent auditors regarding significant risks or exposures, including those related to fraudulent activities, facing the Company; to assess the steps management has taken or proposes to take to minimize such risks to the Company; and to periodically review compliance with such steps.

•

In discharging its oversight role, to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts for this purpose.

The officers of the Company responsible for risk assessment and risk management functions report directly to the Audit Committee on a periodic basis, such as the Company’s internal auditor presenting its audit plan annually, the Company’s chief compliance officer presenting updates on its enterprise risk management program, and on a case by case basis as necessary.

The members of the Audit Committee are Daniel P. Harrington, who serves as Chairman, James F. McDonald, and R. Alex Rankin. The Company’s Board of Directors has determined that all members of the Company’s Audit Committee are independent as defined under NASDAQ Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Securities and Exchange Commission. As of December 17, 2014, Mr. Leonard S. Coleman, Jr. ceased serving on the Audit Committee as he tendered his resignation from the Board of Directors. Mr. Coleman’s replacement is Mr. James F. McDonald.

Four (4) meetings of the Audit Committee were held during the last fiscal year. The Audit Committee reviews the adequacy of its charter on an annual basis.

The Board of Directors has determined that Daniel P. Harrington is an “audit committee financial expert” as defined by regulations promulgated by the SEC.

Compensation Committee

Responsibilities of the Compensation Committee

The Compensation Committee of the Board of Directors operates under a written charter and is comprised entirely of directors meeting the independence requirements of NASDAQ and Rule 10C-1 of the Securities and Exchange Commission. The Board established the Compensation Committee to assist it in discharging the Board’s responsibilities relating to compensation of the Company’s chief executive officer and each of the Company’s other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies and perquisites as they affect the chairman, chief executive officer (“CEO”) and other executive officers. Furthermore, the Committee has created a special Subcommittee comprised of three non-employee directors for the purposes of approving any stock grants or other stock related transactions to officers or directors of the Company, as required under Rule 16b-3. This Subcommittee is comprised only of “outside directors” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is responsible for approving all performance standards for officers for any pay program intended to qualify as “performance based compensation” under this section of the Code. The members of this special Subcommittee are R. Alex Rankin, James F. McDonald, and Daniel P. Harrington.

During 2014, the Compensation Committee was composed of four (4) independent directors. Mr. Leonard S. Coleman, Jr., prior to his resignation from the Board of Directors, presided over all of the meetings held by the Compensation Committee in 2014. Post Mr. Coleman’s resignation, the Compensation Committee is currently comprised of the following members: R. Alex Rankin, who serves as Chairman, Craig J. Duchossois, Daniel P. Harrington, and James F. McDonald.

Five (5) meetings of the Compensation Committee were held during the last fiscal year. Members of management attended each meeting. The agenda for each meeting was determined by the Chairman of the Compensation Committee with management’s input prior to each meeting.

The Compensation Committee’s responsibilities are as follows:

•	Oversee the development and implementation of the Company’s compensation policies and programs for executive officers, including the Chairman and CEO.

•	Establish the annual goals and objectives relevant to the compensation of the Chairman, CEO and the executive officers and to present such to the Board annually.

•

Evaluate the performance of the Chairman, CEO and the executive officers in light of the agreed-upon goals and objectives and to determine and approve the compensation level of the Chairman and CEO, including the balance of the components of total compensation, based on such evaluation and to present its report to the Board annually.

•

To develop guidelines for the compensation and performance of the Company’s executive officers and to determine and approve the compensation of the Company’s executive officers, including the balance of the components of total compensation.

•	To establish appropriate performance targets, participations and levels of awards with respect to the Company’s incentive compensation plans.

•

To administer the Company’s equity-based compensation plans, including the establishment of criteria for the granting of stock-based awards and the review and approval of such grants in accordance with the criteria.

•	To establish and periodically review company policies relating to senior management perquisites and other non-cash benefits.

•	To review periodically the operation of the Company’s overall compensation program for key employees and evaluate its effectiveness in promoting shareholder value and company objectives.

•

To review the results of any advisory shareholder votes on executive compensation and consider whether to recommend adjustments to the Company’s compensation policies and programs as a result of such results.

•

To consider, at least annually, whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company, including whether the Company’s incentive compensation arrangements encourage excessive or inappropriate risk-taking.

•	To approve any compensation “clawback” policy required by law or otherwise adopted by the Company.

•	To oversee regulatory compliance with respect to matters relating to executive officer compensation.

•	To approve plans for managerial development and succession within the Company and to present such plans to the Board annually.

•	To review, assess and recommend to the Board appropriate compensation for outside directors.

•	To produce the report on executive compensation to be included in the Company’s proxy statement for the annual meeting of shareholders.

•

To review and discuss with management the compensation discussion and analysis, and based on such discussion, make a recommendation to the Board as to whether or not the compensation discussion and analysis should be included in the proxy statement.

•	To review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.

•	To conduct an annual performance evaluation of the Committee.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and revise the charter.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Compensation Committee at any time during the last fiscal year were officers of the Company or were former officers of the Company. None of the members who served on the Committee at any time during fiscal 2014 had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Finally, no executive officer of the Company serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the Committee.

Compensation Risk Assessment

The Compensation Committee performed an assessment of whether risks arising from the Company’s compensation policies and practices for all employees during 2014, including non-executive officers, are reasonably likely to have a material adverse effect on the Company. The Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee operates under a written charter and is responsible for establishing the criteria for and reviewing the effectiveness of the Company’s Board of Directors. In addition, the Nominating and Governance Committee provides oversight with regard to the Company’s programs for dealing with business ethics and other governance issues.

Pursuant to the Company’s Corporate Governance Guidelines and its Policy on Board Composition, the Nominating and Governance Committee determines criteria regarding personal qualifications needed for Board membership and the Committee considers, reviews qualifications and recommends qualified candidates for Board membership. In doing so, the Nominating and Governance Committee reviews the composition of the Board to identify skill sets and qualifications which are represented in order to determine which ones are needed. In addition, the Nominating and Governance Committee reviews the Company’s strategic plan to determine its needs with regard to Board composition. While the Company does not have a formal policy on diversity for members of the Board of Directors, the Company’s Corporate Governance Guidelines and its Policy on Board Composition specifically provide that diversity of race and gender, as well as general diversity of backgrounds and experience represented on the Board of Directors are factors to consider in evaluating potential directors. The Nominating and Governance Committee sometimes employs an outside consultant to identify nominees with the skill sets, experience and backgrounds that suit the Company’s needs.

A candidate for the Company’s Board of Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s various constituencies. In considering a candidate for nomination as a member of the Board, the Nominating and Governance Committee will consider criteria such as independence; occupational background, including principal occupation (i.e., chief executive officer, attorney, accountant, investment banker, or other pertinent occupation); level and type of business experience (i.e., financial, lending, investment, media, racing industry, technology, etc.); diversity in race and gender; number of boards on which the individual serves; and the general diversity of backgrounds and experience represented on the Board. The Nominating and Governance Committee periodically reviews the Company’s Corporate Governance Guidelines and its Policy on Board Composition and recommends changes to the Board. It also evaluates the performance of the Board as a whole and provides feedback to the Board on how the directors, the committees and the Board are functioning. Finally, it evaluates Board of Director practices at the Company and other well-managed companies on an annual basis and recommends appropriate changes to the Board and/or its practices.

The Nominating and Governance Committee receives and considers issues raised by shareholders or other stakeholders in the Company and recommends appropriate responses to the Board. The Nominating and Governance Committee will consider recommendations for director candidates submitted by shareholders. Such questions, comments or recommendations should be submitted in writing to the Nominating and Governance Committee in care of the Office of the Secretary at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222. The Nominating and Governance Committee, in having adopted criteria to be considered for membership on its Board, considers such candidates applying such criteria and follows the recommendation process noted above. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration as recommendations from other sources.

The members of the Nominating and Governance Committee, each of whom is independent as defined by the NASDAQ listing standards, are R. Alex Rankin, who serves as Chairman, Ulysses L. Bridgeman, and Richard L. Duchossois.

Two (2) meetings of the Nominating and Governance Committee were held during the last fiscal year.

Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as the

Company’s Independent Registered Public Accounting Firm for 2015

(Proposal No. 2)

On February 24, 2015, the Board of Directors, on recommendation from the Audit Committee, selected PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015. PwC has served as the Company’s independent registered public accounting firm since the Company’s 1990 fiscal year.

Although the Company’s Amended and Restated Bylaws do not require that the Company’s shareholders ratify the appointment of PwC as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PwC to the Company’s shareholders for ratification as a matter of good corporate governance. This proposal will be approved if the votes cast favoring the action exceed the votes cast opposing the action. If the appointment is not ratified, the Company’s Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Company’s Audit Committee, in its sole discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

UNLESS OTHERWISE INSTRUCTED, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

Independent Public Accountants

Audit Fees

The audit fees incurred by the Company for services provided by PwC (i) for the year ended December 31, 2013, were $1,125,000 and (ii) for the year ended December 31, 2014, were $1,429,100. Audit fees include services related to the audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, involvement with registration statement filings, statutory audits and consultations related to miscellaneous SEC and financial reporting matters.

Audit-Related Fees

During 2013 and 2014, the Company incurred $0 and $0, in fees, respectively, for assurance and related services performed by PwC that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported in the preceding section.

Tax Fees

Tax fees incurred by the Company for services provided by PwC (i) in 2013, were $105,000, and (ii) in 2014, were $90,100. Tax fees include services related to tax return preparation for a related entity, tax consultation and tax advice.

All Other Fees

All other fees incurred by the Company for services provided by PwC relate to the use of Comperio, PwC’s accounting research software, which amounted to $1,800 in both 2013 and 2014. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining PwC’s independence.

The Audit Committee has adopted a policy of evaluating pre-approval of services provided by the independent auditors on a case-by-case basis. The Audit Committee pre-approved all audit and permissible non-audit services provided by the independent auditors in 2014.

Advisory Vote on Executive Compensation

(Proposal No. 3)

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company’s shareholders are entitled to a vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with SEC rules. In accordance with the preference expressed by shareholders in the 2011 advisory vote regarding the frequency of voting on the Company’s executive compensation program, the Company is holding such advisory votes on an annual basis.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s NEOs. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to the Company’s ability to attract, motivate and retain individuals who can achieve superior financial results while also aligning the interests of the executives with the interests of shareholders over the long-term. This approach has resulted in the Company’s ability to attract and retain the executive talent necessary to guide the Company successfully during a period of growth and transformation. Please refer to “Compensation Discussion and Analysis—Executive Summary” for an overview of the compensation of the Company’s NEOs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. At the Annual Meeting, shareholders will be asked to approve the compensation of the Company’s NEOs by voting FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.”

This vote is advisory and therefore not binding on the Company. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders. Should there be a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Board will consider those shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

This proposal will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Compensation Discussion and Analysis

Executive Summary

Churchill Downs Incorporated is a leader in the entertainment, racing, casino and social gaming markets. As such, our long-term success depends on our ability to attract, engage, motivate and retain highly talented executives and key employees to achieve our strategic plans and deliver financial returns to shareholders over both the short-term and long-term. One of the key objectives of our executive compensation program is to link executives’ pay to their performance and their advancement of the Company’s long-term performance and business strategies. Other objectives include aligning the executives’ interests with those of shareholders and encouraging high-performing executives to remain with the Company over the course of their careers. We believe that the amount of compensation for each Named Executive Officer (NEO) reflects extensive management experience, high performance and exceptional service to Churchill Downs Incorporated and our shareholders. We also believe that the Company’s compensation strategies have been effective in attracting executive talent and promoting performance and retention.

This Compensation Discussion and Analysis describes the Company’s executive compensation policies and programs and how they apply to our NEOs (the senior executives included in the 2014 Summary Compensation Table on page 35). It also describes the actions and decisions of the Committee and the Committee’s special Subcommittee (the “Subcommittee”), both of which oversee the executive compensation program and determine the compensation of the NEOs. A detailed discussion of the Committee’s structure (including the Subcommittee), roles and responsibilities, and related matters can be found under “Compensation Committee” on pages 20-21.

2014 Compensation Highlights

NEO pay opportunity for fiscal 2014 was set in February 2014 considering relevant factors, including fiscal 2013 performance. We have highlighted several key executive compensation decisions below:

•	Increased the base salaries of Mr. Carstanjen and Mr. Mudd in recognition of Mr. Carstanjen’s promotion to Chief Executive Officer and Mr. Mudd’s promotion to President and Chief Financial Officer;

•	Decreased the base salary of Mr. Evans in recognition of his transition from the role of Chief Executive Officer to Chairman;

•	Increased the short-term performance-based incentive compensation target from 80% to 100% for Mr. Carstanjen in recognition of his promotion to Chief Executive Officer;

•	Increased the short-term performance-based incentive compensation target from 75% to 80% for Mr. Mudd in recognition of his promotion to President and Chief Financial Officer;

•	The NEOs did not receive any equity awards in fiscal year 2014 in light of the multi-year awards provided in prior years; and

•

Eliminated all NEO employment agreements and replaced them with Change in Control, Severance and Indemnity Agreements, which do not provide for (1) 280G tax gross-ups, (2) employment tied to a specific term (all NEOs subject to the agreement are considered “at will” employees), or (3) certain executive prerequisites.

Executive Compensation Philosophy and Core Principles

We Do	We Don’t Do
✓ Executive Stock Ownership Guidelines	Employment Agreements
✓ Limited future severance agreements	Re-pricing of SARs or stock options
✓ Pay for Performance	Individually negotiated change in control agreements
✓ Double trigger vesting of equity awards upon change in control	Excise tax gross-ups upon change in control

The fundamental philosophy of the Compensation Committee is to provide an executive compensation program that links pay to business strategy and performance in a manner that is effective in attracting, motivating and retaining key executives while also aligning the interests of the executives with the interests of shareholders over the long-term. In order to continue to support the Company’s high-performance culture, the Company’s key principles underlying the executive compensation program are to:

•	Attract and retain executives with the skills and experience needed to successfully grow the Company and create value for shareholders;

•

Create an entrepreneurial culture and mindset by de-emphasizing fixed pay (primarily salary) and focusing a significant percentage of compensation on at-risk pay elements (annual and long-term incentives); and

•	Motivate and reward executives for achieving exceptional performance supportive of creating value for shareholders over the long-term.

The Company will continue to adjust its pay practices to support these principles over time.

2014 “Say-on-Pay” Advisory Vote on Executive Compensation

The Compensation Committee monitors closely the results of the annual advisory “say-on-pay” vote, and considers such results as one of the many factors considered in connection with the discharge of its responsibilities. In 2014, the Company provided shareholders a “say-on-pay” advisory vote on its executive compensation program, as disclosed in the Company’s 2014 proxy statement. At the 2014 Annual Meeting, approximately 77% of our shareholders expressed support for the compensation of our NEOs as disclosed in the proxy statement. The Compensation Committee considered the results of the 2014 advisory vote and also considered other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the advice of the Committee’s independent compensation consultant. The Committee did not make any changes to the Company’s executive compensation program and policies specifically in light of the aforementioned vote by our shareholders.

Role of Management and Independent Advisors

The Compensation Committee meetings are regularly attended by the Chairman, the CEO, the Senior Vice President of Human Resources, who is responsible for leading some of the discussions regarding the Company’s compensation programs as well as being responsible for recording the minutes of the meeting, and in-house corporate counsel. The Committee may request the participation of management or outside consultants as it deems necessary or appropriate. The Committee regularly reports to the Board on compensation matters and annually reviews the Chairman’s and CEO’s compensation with the Board.

The Committee and the Subcommittee may also meet in executive session without any members of management, for the purpose of among other things discussing and approving compensation for the Chairman and the CEO. The CEO reviews the performance of, and makes recommendations to, the Committee regarding total compensation to be paid to the Company’s executive officers other than himself and the Chairman, including salary, annual bonus, long-term incentive awards, as appropriate. Management also develops and presents to the Committee recommendations for the performance measures and targets to be used to evaluate annual performance incentives.

After the end of each fiscal year, the Committee conducts a review of the Chairman’s and the CEO’s performance. As part of this process, the Chairman and the CEO provide a written self-assessment report. The Committee sets the compensation of the Chairman and the CEO in executive session after considering its assessment of the Chairman’s and the CEO’s performance, including due consideration of their self-assessment reports. Neither the Chairman nor the CEO, or any other members of management are present during this session.

The Committee has sole discretion, at the Company’s expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Such advisors are engaged by, and report directly to, the Committee. During 2014 the Committee was assisted in fulfilling its responsibilities by Semler Brossy Consulting Group, LLC (“Semler Brossy”). The scope of the engagement of this advisor during 2014 included:

•	Assisting the Chairman of the Committee in establishing appropriate agendas for the Committee meetings;

•	Reviewing management reports and recommendations to the Committee as related to executive compensation matters;

•

Attending all Committee meetings and providing the Committee with input and advice based on the advisor’s broad experience with market practices, including a perspective with regard to the competitive market;

•	Assisting with the review of pay and performance and the evaluation of payouts under the Company’s long-term incentive program;

•	Assisting in the review and evaluation of non-employee director compensation;

•	Providing the Committee and management with data on market practices for executive pay;

•	On behalf of the Committee, assisting management with disclosures, including the compensation discussion and analysis;

•	Providing updates to the Committee with regard to regulatory and market developments;

•	Assisting the Committee in evaluating future equity grants for the NEOs, including the Chairman and the CEO.

Semler Brossy did not provide any services to the Company, other than advising the Committee as provided above. All of the decisions with respect to the Company’s executive compensation programs are made by the Committee alone and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by management or its outside advisor. The Compensation Committee assessed Semler Brossy’s independence in light of the SEC requirements and NASDAQ listing standards and determined that Semler Brossy’s work did not raise any conflict of interest or independence concerns.

Factors Used to Evaluate Pay Decisions

The Company does not currently manage compensation for individual executives to a specific total compensation value or based on a strategy of positioning pay to a specific “percentile” of market practices. Rather, the Company seeks to retain the services of executives who bring the skills, experience, and motivation deemed necessary to significantly expand the scope and scale of the Company’s operations. Therefore, compensation decisions for individual executives are made based on a balance of many subjective factors as evaluated by the CEO in the case of his direct reports (with Committee review and approval) and the Committee in the case of the Chairman and the CEO. These factors include, in order of importance for each element of pay:

•

Base salaries tied to: (1) internal equity comparisons among the executive’s peers at the Company, (2) the scope and responsibility of the NEO’s position, and (3) recruitment and development of talent;

•	Target annual incentive opportunities based on internal equity considerations and the perceived level of contribution of the NEO to meeting or exceeding annual goals, as approved by the Committee; and

•

Long-term incentive opportunities driven by the perceived level of contribution expected of the executive toward achieving the Company’s growth objectives and comparisons among other Company executives who participate in the same programs.

Each element of compensation is evaluated independently based on the role of that component in achieving the Company’s overall compensation objectives, with an emphasis on long-term incentives and retention.

In making executive pay decisions, the Committee relies substantially on the advice and experience of its independent advisor and the Chairman, and the CEO to evaluate the reasonableness of executive pay. As there are few direct peers to the Company, the Committee does not rely directly on peer practices to establish pay levels or programs for its executives. Rather, the Committee determines pay levels and practices based on the talent needs of the organization as defined by our strategy of growing and diversifying revenues and with the guidance of the Committee’s independent advisor.

While the Committee periodically conducts reviews of pay relative to broad market practices, based on data provided by the Committee’s independent advisor, to set context for the Company’s programs from time to time, the Committee does not use market compensation practices to drive decision making. Rather, the Committee evaluates market data to see how and why the Company’s compensation practices differ from market practices and to gauge where Company compensation falls relative to the market as a secondary test of reasonableness. It is the opinion of the Committee that the pay decisions made by the Committee are reasonable relative to pay provided to executives at other public companies, based on the Committee’s experience, the performance expectations established for each element of pay, and consultation with the Committee’s independent advisor.

Components of Compensation

During 2014, the Company used multiple components to provide an overall compensation and benefits package designed to attract and retain the needed level of executive talent for the Company.

Base Salary

The Committee’s philosophy is that base salaries should meet the objectives of attracting and retaining the executive talent needed to grow the business and create shareholder value. Therefore, the Committee establishes base salaries for new hires based on the advice of management and its independent advisor regarding reasonable market pay practices, and comparisons with the executive’s peers at the Company. Upon promotion or other adjustment of responsibilities, executives receive base pay increases that are commensurate with their new role or responsibilities and the pay levels for colleagues at similar levels in the organization and market pay practices, with more modest rates of increase thereafter. For example, the table below illustrates the salary adjustments made in 2014 to reflect new roles and responsibilities for Mr. Evans, Mr. Carstanjen, and Mr. Mudd. Mr. Tse received a salary adjustment in 2014 to more appropriately reflect his position as an Executive Vice President with the Company. Increases in base salary affect the opportunity for annual incentive payouts under the incentive compensation plan.

In 2014, the following adjustments were made to the base salaries for the Company’s NEOs:

Name	Position	2013 Base Salary ($)	Percentage Change	Salary Change ($)	2014 Base Salary ($)(1)
Robert L. Evans	Chairman	$600,000	-8.3%	$-50,000	$550,000
William C. Carstanjen	Chief Executive Officer	480,000	14.6%	70,000	550,000
William E. Mudd	President & CFO	435,000	14.9%	65,000	500,000
James E. Gay	Senior Vice President	335,000	4.8%	16,235	351,235
Alan K. Tse	EVP & GC	300,000	21.7%	65,000	365,000

(1)	Annual rate of base compensation following promotions effective August 27, 2014. Actual salaries paid in 2014 shown in the Summary Compensation Table on page 35.

The salary adjustments above further illustrate the Committee’s overall philosophy toward compensation. Based upon Mr. Evans’ transition from the role of Chief Executive Officer to Chairman, his base salary was decreased to reflect his new set of duties. Conversely, Mr. Carstanjen’s base salary was increased, commensurate with the Committee’s expected level of contribution from Mr. Carstanjen, and in recognition of his enhanced role as Chief Executive Officer. Similarly, Mr. Mudd and Mr. Tse also received an increase in base salary commensurate with the expected contributions from Mr. Mudd in his new role as President and Chief Financial Officer, and additional goals and objectives placed on the Executive Vice President and General Counsel. Mr. Gay did not receive any additional increase to his base salary, in 2014, other than a routine cost of living adjustment, as his base salary was previously adjusted by the Committee to reflect compensation commensurate with his role as President of Churchill Downs Interactive.

Executive Annual Incentive Plan

Bonus awards or incentive compensation paid with respect to 2014 were determined by the Committee per the terms of the Executive Annual Incentive Plan (2013) (“EAIP”), a shareholder approved incentive plan. Pursuant to the EAIP, the Committee established performance goals for the Company and bonus opportunities for the 2014 performance year. In analyzing proposed awards against target and maximum payouts, the Committee used the goals as its roadmap to determine whether to issue awards above, at, or below each NEO’s target award. As it has done historically, for 2014, the Committee sets performance goals based upon a comprehensive assessment of the Company against its long-term strategic goals and its ability to achieve said goals with its current leadership team and key employees. Therefore, individual performance by the Company’s NEOs (as measured by various factors, including, but not limited to, continued growth and diversification of the Company’s asset portfolio through acquisitions, customer and employee satisfaction, and the completion of certain specified legislative and regulatory outcomes), and unit performance (as measured by among other things increases in sales and revenues) led by some of the Company’s key employees also played a significant role in setting and evaluating the Company’s performance goals, and determining the proper level of compensation deemed necessary to incent the NEOs and key employees to continue to drive growth.

2014 Performance Goals. For 2014, the Committee set the following goals (per segment) for the Company. These goals were used to assess the NEOs’ performance and determine EAIP payouts as disclosed in the 2014 Summary Compensation Table on page 35. The Committee, in setting the goals, considered the challenges to the Company; however, each goal was deemed achievable, representing requirements for a superior level of performance. The goals are expressed generally as follows:

Racing

•	Manage overall budgets to reduce cost (without impacting the customer experience);

•	Increase the financial performance of big events (i.e., Kentucky Derby, Kentucky Oaks, Arlington Million, etc.);

•	Continue to work on innovative approaches to combat the long-term decline in racing;

Gaming

•	Achieve adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) goals at our gaming properties;

•	Successfully re-develop, construct and open current projects and properties;

•	Assess and pursue opportunities to acquire accretive gaming properties;

Online

•	Continue to invest in and grow our advanced deposit wagering businesses;

•	Assess and pursue opportunities to expand our online gaming profile;

Other

•	Increase Adjusted EBITDA;

•	Develop technology-driven cost out opportunities for all subsidiaries; and

•	Execute through acquisition and/or development projects that take the Company into new business segments.

Incentive Opportunities. Under the EAIP, the NEOs have target award opportunities, which the Committee reserves the right to exercise negative discretion against if it so chooses. For NEOs, these targets are determined by the Committee based on internal pay equity considerations, impact on total short-term compensation and the expected level of contribution of each NEO to the Company’s performance goals and growth objectives.

The Compensation Committee approves the target and maximum incentive levels proposed by the CEO for each NEO, excluding the Chairman, at the beginning of each year. During 2014, the target and maximum awards assigned to the Chairman, the CEO and the other NEOs were as follows:

Name	Position	Target Incentive Award as a Percentage of Salary	Target Incentive Award in ($)	Maximum Target Incentive Award as a Percentage of Salary	Maximum Target Incentive Award in ($)
Robert L. Evans	Chairman	100%	$583,300	200%	$1,166,600
William C. Carstanjen	Chief Executive Officer	100%	450,100	200%	900,200
William E. Mudd	President & CFO	80%	358,375	200%	716,750
James E. Gay	Senior Vice President	60%	213,006	200%	426,012
Alan K. Tse	EVP & GC	60%	207,744	200%	415,488

2014 Performance Results. In determining the payouts, the Compensation Committee exercises its discretion to determine whether to payout at, above, or below the target opportunities based upon its review of the outcomes evaluated against Company and individual performance. The Compensation Committee established a minimum corporate Adjusted EBITDA performance threshold for 2014 of $125 million required before any incentives were eligible to be paid under the EAIP for 2014. The Compensation Committee certified that actual Adjusted EBITDA for 2014 exceeded this threshold and that executives were eligible for payouts under the EAIP for 2014.

In evaluating 2014 performance, the Compensation Committee considered (i) the Company’s continued diversification in 2014 including the acquisition of Big Fish Games, one of the world’s largest producers and distributors of mobile and online games, (ii) total attendance at the 140th Kentucky Derby and Oaks was strong, hosting 277,977 fans, and (iii) wagering from all-sources on the Kentucky Derby totaled $186.6 million. The Compensation Committee determined that these achievements contributed to benefits being realized by the Company’s shareholders.

The results for amounts earned by the NEOs for 2014 under the EAIP are reflected in the 2014 Summary Compensation Table on page 35 in the column labeled “Non-Equity Incentive Plan Compensation”. As noted above, the Company exhibited strong financial performance in 2014, which exceeded the performance goals. The top four NEOs (Mr. Evans, Mr. Carstanjen, Mr. Mudd, and Mr. Tse) were viewed by the Committee to be the primary parties responsible for meeting and exceeding the performance goals in 2014. The Compensation Committee, after considering overall Company performance awarded the NEOs EAIP awards above the target, as shown in the table on page 35, to reward them for the Company’s outstanding performance. As such, the NEOs were awarded an EAIP award at the following percentage of their target incentive award: Mr. Evans 124%, Mr. Carstanjen 167%, Mr. Mudd 140%, Mr. Tse 123%, and Mr. Gay 99%. These awards were made pursuant to the EAIP and as a reward for the NEOs respective roles in driving performance during the period ending December 31, 2014.

Long-Term Incentives

Corporate Long-Term Incentive Plan. The objective of the Company’s long-term incentive compensation program is to support the entrepreneurial mindset desired by management and the Board of Directors by providing an opportunity to earn significant equity in the Company for achieving significant performance improvements.

The Compensation Committee did not make any new long-term incentive awards in 2014 as the executives continued to be eligible to earn time- and performance-based awards granted in 2013 (for executives other than the Chairman, who was granted awards under his amended and restated employment agreement in 2010). The 2013 New Company LTIP and prior Chairman awards are described in more detail below.

2013 New Company LTIP. For 2013, the Company opted to develop a new long-term incentive program utilizing the 2007 Omnibus Stock Incentive Plan (the “New Company LTIP”). As a way to continue to encourage innovation, an entrepreneurial approach, and careful risk assessment, in addition to the retention of key executives, the Company’s new incentive program offered new long-term incentive compensation opportunities to the Company’s NEOs, with the exception of Robert L. Evans. Restricted stock awards were granted, to the NEOs, under the New Company LTIP, on March 21, 2013, subject to certain vesting conditions.

The 2013 restricted stock awards were divided between time-vesting and stock price-vesting restricted stock (weighted approximately 25% and 75%, respectively). All time-based restricted shares will vest by December 31, 2016, as described in the 2014 Outstanding Equity Awards at Fiscal Year End table on page 38. The stock-price vesting restricted shares vest over a five-year performance period based on the Company’s stock price performance, with four vesting triggers tied to the daily closing NASDAQ stock market price for the Company’s Common Stock (collectively, referred to as the “Stock Price Triggers”). Stock Price Trigger 1 was $75 (earned on May 24, 2013) and each successive Stock Price Trigger ($85 (earned on December 19, 2013), $95 (earned on September 29, 2014), and $105 (yet to be earned)) is at least 10% above the preceding Stock Price Trigger, with the vesting of the stock price shares to occur in 25% installments for each Stock Price Trigger earned. In order for a Stock Price Trigger to be reached the Company must successfully achieve and maintain for a 20 consecutive trading day period a specific daily share closing price value.

As an additional key executive retention device, the vesting of Stock Price Triggers 1 and 2, achieved in 2013, was subject to the NEOs’ continued employment until the first anniversary of the grant date, March 21, 2014. If the Company does not achieve the final Stock Price Trigger ($105) during the five-year performance period, NEOs under this program will forfeit any incentive compensation opportunity tied to that Stock Price Trigger.

The amounts earned by each participating NEO with regard to the 2014 achievement of the third trigger under the New Company LTIP are as follows:

Name	Position	New Company LTIP Share Award for Achievement of Stock Price Trigger 3	Fair Market Value for Stock Price Trigger 3 as of Vesting Date
Robert L. Evans	Chairman	n/a	$	n/a
William C. Carstanjen	Chief Executive Officer	22,500		2,183,400
William E. Mudd	President & CFO	20,000		1,940,800
James E. Gay	Senior Vice President	10,750		1,043,180
Alan K. Tse	EVP & GC	9,750		946,140

Long-Term Incentives for the Chairman. Mr. Evans, in his previous role as the CEO, received a significant grant of Company stock (with both time- and performance-based vesting) as a component of his original 2006 employment agreement and his amended and restated employment agreement in 2010 and therefore he has not been, nor is he currently, a participant in the New Company LTIP. The Committee believes that having a separate incentive plan for the Chairman from the incentive plan for the rest of the executive team in this context is appropriate and beneficial as it allows the Chairman to evaluate the Company’s long-term performance and make recommendations to the Committee regarding the pay of the CEO without bias to his own compensation from the Company. Mr. Evans was not granted any equity-based awards in 2011, 2012, 2013, or 2014.

Executive Stock Ownership Guidelines

Our Board of Directors has adopted minimum stock ownership guidelines for our executive officers and directors. The principal objective of the guidelines is to enhance the linkage between the interests of shareholders and our executive officers and directors by requiring a meaningful, minimum level of stock ownership. The current guidelines provide that, within five (5) years of becoming subject to the stock ownership guidelines, our Chairman and our CEO should own shares valued at an amount equal to six times (6x) their base salary, our President and CFO should own shares valued at an amount equal to four times (4x) his base salary, and that all other executive officers should own shares valued at an amount equal to three times the executive’s base salary. Mr. James E. Gay is not an executive officer of the Company, therefore, he is not subject the aforementioned guidelines.

In 2014, each executive subject to the ownership guidelines met or exceeded the guidelines:

Executive Officer	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary(3)
Robert L. Evans	6x	151,464	$14,434,519	26
William C. Carstanjen	6x	102,602	$9,777,971	18
William E. Mudd	4x	60,596	$5,774,799	12
Alan K. Tse	3x	14,971	$1,426,736	4

(1)	Calculated as of December 31, 2014 and represents shares of Common Stock owned outright.

(2)	Based on CHDN closing stock price of $95.30 as of December 31, 2014.

(3)	Calculated using the base salary information illustrated on page 28.

Deferred Compensation Benefits

The Company’s philosophy is to provide retirement and savings benefits to executives which are commonly provided by other public companies. These benefits include:

401(k). The Company maintains a 401(k) Retirement Plan, which is a profit sharing plan that is intended to be a qualified retirement plan under Section 401(a) of the Code. The 401(k) Retirement Plan allows all employees who meet the eligibility requirements to become participants. Participants may make salary deferral contributions pursuant to Section 401(k) of the Code up to limits prescribed by the plan and the Code. The Company makes matching contributions with respect to such salary deferrals at a rate of 100% on the first 3% of compensation deferred and 50% on deferrals in excess of 3% of compensation deferred but no more than 5% of compensation deferred. Salary deferral contributions and matching contributions are fully vested at all times. Participants are allowed to direct investment of their accounts under the 401(k) Retirement Plan into as many as 25 investment options. All assets of the 401(k) Retirement Plan are held in a trust which is intended to be qualified under Section 501 of the Code.

Deferred Compensation Plan. The Company also maintains a Deferred Compensation Plan for select executives. The purpose of the plan is to provide eligible executives of the Company an opportunity to defer to a future date the receipt of base salary and bonus compensation for services and to receive matching contributions in similar fashion as provided by the Company’s 401(k) Retirement Plan for any base salary and bonus deferred beyond the limits imposed by the IRS for that plan. The Committee believes that a Deferred Compensation Plan is a normal and typical benefit for executives at companies similar to the Company and is necessary to attract and retain executive talent.

For purposes of determining earnings under the Deferred Compensation Plan, various hypothetical investment alternatives are selected by the Committee in its discretion. The Deferred Compensation Plan allows, but does not require, the Committee to receive input from participants regarding such investment alternatives. The current hypothetical investments selected by the Committee include 33 investment return options for determining the rate of return to be credited on participant deferrals. Participants are allowed to choose among these investment return options in order to direct the hypothetical investments used to determine earnings under the Plan.

Life insurance contracts have been purchased by the Company to provide some or all of the benefits under the Deferred Compensation Plan. Other details regarding the Deferred Compensation Plan can be found in the Nonqualified Deferred Compensation Table, on page 39, and the accompanying narrative below.

Allowances and Other Benefits

The Company’s standard, non-cash executive benefits are Company-paid premiums on executive term life insurance and an optional supplemental long-term disability income plan for all of the NEOs. These plans provide benefits which are similar to those provided to all employees, but extend the benefit levels to be appropriate to the income of the executive officers.

The Company’s executive perquisites, in 2014, were as follows:

•	Automobile allowance, including reimbursement for gas expenses, in the case of Mr. Evans; and

•	Reimbursement of spouse’s travel expenses for travel with the executive on Company business on a case-by-case basis.

The Company also previously provided for a miscellaneous perquisites allowance for each executive officer of $10,000, for Mr. Evans, Mr. Carstanjen, Mr. Mudd, and Mr. Tse, and $7,500 for Mr. Gay. However, this allowance was eliminated in late 2014.

Severance Benefits

The Committee believes that arrangements which provide benefits upon termination or a change in control of the Company support the goals of attracting and retaining qualified executives by clarifying the terms of employment and reducing the risks to the executive in situations where the executive believes that the Company may undergo a merger or be acquired or where the Company has tasked the executive to develop new markets or lines of business for the Company. In addition, the Committee believes that such agreements align the interests of executives with the interests of shareholders if a qualified offer to acquire the Company is made, in that each of the executives would likely be aware of or involved in any such negotiation and it is to the benefit of shareholders to have the executives negotiating in the best interests of the Company without regard to their personal financial interests. In 2014, the Committee, in lieu of negotiating individual severance agreements with each executive, adopted a form Executive Change in Control, Severance and Indemnity Agreement (the “Change in Control Agreement”). Each executive officer of the Company, namely Robert L. Evans, William C. Carstanjen, William E. Mudd, and Alan K. Tse, executed a Change in Control Agreement on August 27, 2014. The Change in Control Agreements, at the time of their execution, became immediately effective and each of the executive officer’s previously executed employment agreement terminated.

Each Change in Control Agreement provides that, subject to the Company receiving a general release of claims from the executive, in the event the executive’s employment is terminated (i) by the Company without “Cause” (as defined in the Change in Control Agreement) or (ii) by the executive for “Good Reason” (as defined in the Change in Control Agreement), the executive will be entitled to receive an amount in cash equal to 1.5 times the sum of (a) the executive’s annual base salary and (b) the amount of the executive’s annual target bonus for the year in which the executive was terminated. All equity-based awards in effect at the time of termination for the aforementioned reasons shall remain governed by the applicable plan or award agreement.

Each Change in Control Agreement provides further that, subject to the Company receiving a general release of claims from the executive, in the event the executive’s employment is terminated within the 2-year period following a “Change in Control” (as defined in the Change in Control Agreement) (i) by the Company, other than for “Cause” (as defined in the Change in Control Agreement), “Disability” (as defined in the Change in Control Agreement), or death, or (ii) by the executive for “Good Reason” (as defined in the Change in Control Agreement), the executive will be entitled to receive an amount in cash equal to 2 times the sum of (a) the executive’s annual base salary and (b) the amount of the executive’s annual target bonus for the year in which the executive was terminated.

The Change in Control Agreements eliminated any tax gross-ups for excise taxes payable following a Change in Control.

Additional information regarding severance benefits may be found under “Potential Payments Upon Termination or Change in Control” on page 40.

Section 162(m) of the Code

As a publicly-traded company, we are subject to Section 162(m) of the Internal Revenue Code which limits our ability to deduct for U.S. income tax purposes compensation in excess of $1 million paid to the NEOs unless the compensation is performance-based under Section 162(m). The Compensation Committee considers tax deductibility to be an important, but not the sole or primary, consideration in setting executive compensation. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable us to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information appearing above under the heading “Compensation Discussion and Analysis” with management and, based on that review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

Compensation Committee of the Board of Directors:

R. Alex Rankin, Chairman

Craig J. Duchossois

Daniel P. Harrington

James F. McDonald

2014 Summary Compensation Table

The following table provides information regarding compensation earned by each individual who served as our Chairman, Chief Executive Officer, President & Chief Financial Officer, Executive Vice President & General Counsel, and one officer employed at the end of 2014 who were the most highly compensated for 2014 (sometimes referred to in this proxy statement as the “Named Executive Officers” or “NEOs”).

Name and Principal Position(3)	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert L. Evans	2014	$584,615	$-0-	$-0-	$-0-	$725,000	$80,488	$1,390,103
Chairman	2013	588,462	-0-	-0-	-0-	825,000	75,433	1,488,895
	2012	550,000	-0-	-0-	-0-	875,000	78,122	1,503,122

William C. Carstanjen	2014	511,539	-0-	-0-	-0-	750,000	19,435	1,280,974
Chief Executive Officer	2013	476,539	-0-	8,843,525	-0-	530,000	22,150	9,872,213
	2012	465,000	-0-	1,625,000	-0-	500,000	21,605	2,611,605

William E. Mudd	2014	462,500	-0-	-0-	-0-	500,000	35,385	997,885
President and Chief Financial Officer	2013	431,539	-0-	7,417,000	-0-	450,000	36,803	8,335,342
	2012	420,000	-0-	1,250,000	-0-	425,000	36,273	2,131,273

James E. Gay	2014	344,363	-0-	-0-	-0-	210,000	52,649	607,012
Senior Vice President	2013	335,000	-0-	4,022,588	-0-	210,000	39,320	4,606,908
	2012	286,346	-0-	750,000	-0-	180,000	14,527	1,230,873

Alan K. Tse	2014	345,000	-0-	-0-	-0-	255,000	29,937	629,937
Executive Vice President and General Counsel	2013	297,692	-0-	3,056,978	-0-	235,000	27,878	3,617,548
	2012	290,000	60,000	150,000	-0-	180,000	41,350	721,350

(1)	Amounts in this column represent payments for performance under the Executive Annual Incentive Plan (“EAIP”). Payment for each year shown is made by March 31 of the following year.

(2)

The table below shows the components of this column for 2014, which include the Company match for each individual’s defined contribution plan contributions, life insurance premiums, supplemental long-term disability insurance premiums and allowances. Allowances for Mr. Evans for 2014 include $33,541 for Mr. Evans’ ground transportation allowance and other monetary allowances. The monetary allowance for each of Mr. Evans, Mr. Carstanjen, Mr. Mudd, Mr. Tse, and Mr. Gay for 2014 ceased, effective August 27, 2014. Additionally, $36,000 in relocation expense reimbursements is also included for Mr. Gay. Mr. Gay’s relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Gay, as applicable.

(3)

As of August 27, 2014, James E. Gay’s reporting role changed with the promotion of William C. Carstanjen to the role of Chief Executive Officer. Consequently, Mr. Gay, as of December 16, 2014, no longer is reported by the Company under Section 16 of the Exchange Act.

All Other Compensation

For Fiscal Year Ended December 31, 2014

Name	Company Contributions Under Defined Contribution Plans (a)	Life Insurance Premiums (b)	Supplemental Long-Term Disability Insurance Premiums (c)	Allowances (d)	Total All Other Compensation
Robert L. Evans	$31,729	$6,816	$1,479	$40,464	$80,488
William C. Carstanjen	10,200	1,296	900	7,039	19,435
William E. Mudd	26,793	919	750	6,923	35,386
James E. Gay	10,112	630	715	41,192	52,649
Alan K. Tse	21,296	719	999	6,923	29,937

(a)	This amount includes Company contributions to both 401(k) and deferred compensation accounts.

(b)

The NEOs receive group life coverage equal to two times base salary with a $1 million maximum, whereas other employees receive coverage of two times base salary with a $300,000 maximum. The amounts in this column are the premiums for the NEOs’ coverage.

(c)

The NEOs receive long-term disability coverage equal to sixty percent (60%) of the NEO’s base salary with a $10,000 per month maximum in the event of a long-term disability, which benefit is taxable to the NEO. The Company offers supplemental long-term disability income insurance to help fill the gap between the executive’s regular monthly net income and the amount that would be paid under the Company’s standard long-term disability insurance policy that is available to other salaried employees. The amounts in this column are the premiums for the NEOs’ supplemental coverage paid by the Company.

(d)	See Note 2 to the 2014 Summary Compensation Table on page 35.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2014

The grants in the following table are generally described in the Compensation Discussion and Analysis, beginning on page 25.

	Grant Date	Estimated Future Payout under Non-Equity Incentive Plan Awards(1)
Name		Threshold ($)	Target ($)	Max ($)
Robert L. Evans	n/a	291,650	583,300	1,166,600
William C. Carstanjen	n/a	225,050	450,100	900,200
William E. Mudd	n/a	179,188	358,375	716,750
James E. Gay	n/a	106,503	213,006	426,012
Alan K. Tse	n/a	103,872	207,744	415,488

(1)

Represents annual incentive bonus opportunities under the EAIP for each of the NEOs. See “Compensation Discussion and Analysis” beginning on page 25. Actual bonus payments for 2014 are listed under Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 35.

Outstanding Equity Awards at Fiscal Year-End

For Fiscal Year Ended December 31, 2014

	Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Robert L. Evans					26,406(1)	$2,516,492	-0-		-0-

William C. Carstanjen	-0-	-0-	-0-	-0-
					25,000(3)	$2,382,500	22,500	(5)	$2,144,250
William E. Mudd	4,500	-0-	$52.58	10/15/2017	15,000(2)	$1,429,500	-0-		-0-
					20,000(3)	$1,906,000	20,000	(5)	$1,906,000
James E. Gay	-0-	-0-	-0-	-0-
					12,000(3)	$1,143,600	10,750	(5)	$1,024,475
Alan K. Tse	-0-	-0-	-0-	-0-
					5,000(3)	$476,500	9,750	(5)	$929,175

(1)

Represents shares of restricted stock granted to Mr. Evans on September 27, 2010 pursuant to his amended and restated employment agreement that vest in quarterly installments of either 4,062 shares or 4,063 shares of restricted stock on the last day of each calendar quarter through June 30, 2016, with an initial installment of 2,032 shares of restricted stock that vested on September 30, 2011, and a final installment of 2,031 shares of restricted stock that will vest on August 14, 2016.

(2)	Represents restricted stock awarded in connection with Mr. Mudd’s employment agreements that will become vested after the restriction periods that expires on March 31, 2015.

(3)	Represents restricted stock awards under the New Company LTIP that were granted in 2013 but have not yet vested.

(4)	Based on the closing price of our Common Stock on the NASDAQ Global Market at December 31, 2014 of $95.30 per share.

(5)	Represents restricted stock awards under the New Company LTIP that will vest, if at all, over a five-year performance period based on the Company’s stock price performance.

Option Exercises and Stock Vested

For Fiscal Year Ended December 31, 2014

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert L. Evans	180,000	$9,547,126	16,250	$1,520,230
William C. Carstanjen	-0-	-0-	94,726	8,887,517
William E. Mudd	-0-	-0-	69,404	6,535,368
James E. Gay	-0-	-0-	37,893	3,567,800
Alan K. Tse	-0-	-0-	33,630	3,171,234

(1)	Amounts reflect the market value of the stock on the day the stock vested or day the stock options were exercised.

Nonqualified Deferred Compensation

For Fiscal Year Ended December 31, 2014

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Robert L. Evans	$605,423	$21,529	$122,271	$-0-	$4,402,152
William C. Carstanjen	-0-	-0-	-0-	-0-	-0-
William E. Mudd	23,125	16,593	19,358	-0-	277,897
James E. Gay	-0-	-0-	-0-	-0-	-0-
Alan K. Tse	17,250	11,096	(1,230)	-0-	49,805

(1)	The amounts in this column are also included in the 2014 Summary Compensation Table on page 35 in the salary column or the non-equity incentive plan compensation column.

(2)

The amounts in this column are also included in the 2014 Summary Compensation Table on page 35 in the all other compensation column as a part of the Company contributions under defined contribution plans.

(3)	Of the totals in this column, the following totals have previously been reported in the Summary Compensation Table for this year and for previous years:

Name	2014 ($)	Previous Years ($)	Total
Robert L. Evans	$626,952	$3,272,344	$3,899,296
William C. Carstanjen	-0-	-0-	-0-
William E. Mudd	39,718	152,229	191,947
James E. Gay	-0-	-0-	-0-
Alan K. Tse	28,346	21,294	49,640

The Nonqualified Deferred Compensation table above shows information about the Company’s nonqualified deferred compensation plan. Executive officers and other executives may defer receipt of all or part of their cash compensation under this plan. The plan operates in a similar manner as the Company’s 401(k) plan, whereby participants can manage their self-directed accounts to allocate balances among various investment alternatives, which determine gains or losses under the plan. A company match is provided for amounts deferred above the qualified plan limits. The plan is unfunded for ERISA purposes and subject to forfeiture in the event of insolvency or bankruptcy by the Company. Participants can elect to receive their deferred compensation balance (i) upon termination of employment through a lump sum payment or (ii) while employed by the Company provided that the initial distribution date is at least five (5) years from the initial participation date, in which case distributions may be made on a monthly basis or in a lump sum.

Potential Payments Upon Termination or Change of Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control (“CIC”) of the Company. The amount of compensation payable to each NEO in each situation as of December 31, 2014 is listed in the table below.

Name	Cash Severance Payment		Acceleration & Continuation of Equity Awards(1)		Total Benefits
Robert L. Evans
Involuntary or good reason termination	$1,702,523		$-0-	(3)	$1,702,523
Change In Control without termination	-0-		1,258,246	(4)	1,258,246
Death or Disability	583,300	(2)	2,322,938	(5)	2,906,238
Involuntary or good reason termination within 2 years CIC	2,269,173		2,516,492	(6)	4,785,665
William C. Carstanjen
Involuntary or good reason termination	$1,504,141		$-0-	(3)	$1,504,141
Death or Disability	450,100	(2)	-0-		450,100
Involuntary or good reason termination within 2 years CIC	2,004,191		4,526,750	(8)	6,530,941
William E. Mudd
Involuntary or good reason termination	$1,291,913		$1,429,500	(3)	$2,721,413
Death or Disability	358,375	(2)	1,429,500	(7)	1,787,875
Involuntary or good reason termination within 2 years CIC	1,721,101		5,241,500	(8)	6,962,601
James E. Gay
Involuntary or good reason termination	$175,618		$-0-		$175,618
Death or Disability	213,006		-0-		213,006
Involuntary or good reason termination within 2 years CIC	175,618		2,168,075	(8)	2,343,693
Alan K. Tse
Involuntary or good reason termination	$863,467		$-0-		$863,467
Death or Disability	207,744	(2)	-0-		207,744
Involuntary or good reason termination within 2 years CIC	1,149,839		1,405,675	(8)	2,555,514

(1)

Represents the market value as of December 31, 2014 of restricted stock awards. For purposes of this disclosure, market value is the closing price of our Common Stock on the NASDAQ Global Market at December 31, 2014, of $95.30 per share.

(2)	Represents the pro rata bonus for the year of death or disability based on the target bonus the executive was eligible to receive for that year.

(3)

In the event of involuntary or good reason termination, Mr. Evans would vest in only those equity awards scheduled to vest up to and during the quarter in which such termination occurs; equity awards scheduled to vest after such quarter would be forfeited. This value reflects the fact that on December 31, 2014, Mr. Evans would have fully vested in those equity awards scheduled to vest during the quarter and thus no awards pertaining to the quarter would have remained unvested and subject to acceleration of vesting. With regard to Mr. Carstanjen and Mr. Mudd, this value reflects the market value of the unvested restricted stock granted to each of them in accordance with their employment agreements.

(4)

Represents the market value of fifty percent (50%) of all of Mr. Evans’ unvested equity awards, as of December 31, 2014. In the event of a change in control, Mr. Evans would immediately vest in fifty percent (50%) of his unvested equity awards as of the time of the change in control; remaining unvested equity awards would continue to vest based on existing vesting schedules.

(5)	Represents 18 months accelerated vesting of 24,375 shares of restricted stock pursuant to the terms of Mr. Evans’ employment agreement.

(6)

Represents the market value of one hundred percent (100%) of all of Mr. Evans’ unvested equity awards, as of December 31, 2014. In the event of involuntary or good reason termination within two years of a change in control, Mr. Evans would vest in any then-remaining unvested equity awards.

(7)	Represents the accelerated vesting of the restricted stock granted to Mr. Mudd in accordance with his employment agreement.

(8)

Represents the accelerated vesting of the restricted stock granted to Mr. Mudd in accordance with his employment agreement and one hundred percent (100%) of all unvested restricted stock awards granted under the New Company LTIP.

Non-Solicit Provisions

On August 27, 2014, Mr. Evans, Mr. Carstanjen, Mr. Mudd and Mr. Tse (the “Key Executives”) each entered into an Executive Change in Control, Severance and Indemnity Agreement (the “Change in Control Agreement”) with the Company, replacing all previously executed employment agreements, which were mutually terminated by the Company and each Key Executive. Pursuant to each of these agreements, each Key Executive is subject to a two-year non-solicitation period after the termination of his employment with the Company for any reason, during which he may not solicit any employee of the Company to leave employment with the Company or solicit any customer of the Company for the purpose of engaging in business with them that competes with the business engaged in by the Company.

Severance Benefits

The Change in Control Agreement, executed by the Key Executives, provides for the following principal severance provisions upon termination by the Company without cause or by the executive upon constructive termination or for good reason (as defined in each agreement):

Mr. Evans, Mr. Carstanjen, Mr. Mudd and Mr. Tse. Cash payments equal to the product of 1.5 times the sum of (a) base salary plus (b) target bonus for the year of termination of employment, payable in equal installments over 18 months; treatment of all equity-based awards per the terms of the applicable plan, award or agreement; and a lump sum cash payment equal to the total premiums for medical, dental and vision benefits for a three month period.

Mr. Gay. If terminated Mr. Gay is entitled to the standard benefits provided to our executives under the Executive Severance Policy.

The Company’s Executive Severance Policy provides severance equal to three weeks of salary per year of service (up to a maximum of 26 weeks) for Senior Vice Presidents and two weeks of salary per year of service for Vice Presidents (up to a maximum of 26 weeks) in the case of Job Elimination. Job Elimination is the involuntary separation of an executive without cause due to elimination of an executive’s position or duties due to a restructuring, cost containment, or other reasons not related to job performance. Therefore, this plan does not provide a severance payment to an executive who is terminated due to poor performance.

Change in Control Benefits. The new agreements for the Key Executives also provide for the following change in control provisions: if the executive is terminated within two years following a change in control, he will receive severance as provided above, except that the salary and bonus severance shall instead equal the product of 2.0 times the sum of (a) base salary plus (b) target bonus for the year of termination of employment, payable in one lump sum on the sixtieth (60th) day following such termination.

In the event that any or all payments to any of the Key Executives are subject to the excise tax imposed by Section 4999 of the Code, such payments shall be reduced to one dollar ($1) below the maximum amount of payments that will not be subject to such tax; provided, however, that the foregoing limitation shall not apply in the event the total payments to a Key Executive, on an after-tax basis, would exceed the after-tax benefits to the Key Executive if such limitation applied. The Key Executive shall bear the expense of any and all excise taxes due on any payments that are deemed to be “excess parachute payments” under Section 280G of the Code.

Equity Compensation Plan Information(1)

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	10,348	(3)(4)	$48.63	1,809,185	(6)
Equity compensation plans not approved by security holders (5)	65,000		$36.16	-0-
Total	75,348		$37.87	1,809,185

(1)

This table includes (i) aggregate data, including pricing, for shares presently committed under all equity compensation plans of the Company as of the end of the most recently completed fiscal year and (ii) aggregate data for shares still available to be issued under those plans.

(2)

The equity compensation plans of the Company which have been approved by the shareholders of the Company are the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (“Stock Purchase Plan”), the Churchill Downs Incorporated 1993 Stock Option Plan (“1993 Plan”), the Churchill Downs Incorporated 1997 Stock Option Plan (“1997 Plan”), the Churchill Downs Incorporated 2003 Stock Option Plan (“2003 Plan”), the Churchill Downs Incorporated 2004 Restricted Stock Plan (“Restricted Stock Plan”) and the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan (“2007 Plan”) and certain stock options and restricted stock awards granted to the CEO as a part of his employment agreement. The 1993 Plan, the 1997 Plan and the 2003 Plan each allow one- to three-year option vesting periods and require that options expire ten (10) years after the date of grant, if not earlier under certain circumstances. The Restricted Stock Plan allows for the award of stock subject to certain conditions and restrictions as determined by the Compensation Committee at the time of the award. The 2007 Plan allows the Compensation Committee the flexibility to design compensatory awards that are responsive to the Company’s needs. Awards under the 2007 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted share units, performance shares or performance units.

(3)

Of this total, zero (0) shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted under the 1997 Plan, 10,348 shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted under the 2007 Plan and zero (0) shares of Common Stock of the Company are issuable upon the exercise of outstanding options granted to the CEO of the Company as a part of his employment agreement. The total does not include 78,250 (which excludes the New Company LTIP awards) outstanding shares of Common Stock which have been awarded under the Restricted Stock Plan and the 2007 Plan, as of December 31, 2014, which are unvested and over which the participants have neither voting nor dispositive power until the lapse of the restriction period.

(4)

Because each participant in the Stock Purchase Plan has one option each plan year and that option consists of the number of shares which can be purchased, through exercise, at the end of the plan year using compensation deductions made throughout the plan year, no outstanding options, warrants or rights for a specific number of the Company’s securities to be issued upon exercise existed at fiscal year’s end and, therefore, none are included in this total for the Stock Purchase Plan.

(5)

As a part of his employment agreement, the Chairman of the Company was granted 65,000 restricted stock units representing shares of Common Stock of the Company, which vest quarterly over a 5 year period beginning with the end of the third calendar quarter of 2006. The Chairman of the Company is entitled to receive the shares underlying the restricted stock units (along with a cash payment equal to accumulated dividend equivalents beginning with the lapse of forfeiture, plus interest at a 3% annual rate) six months after termination of employment. The restricted stock units were granted to the Chairman of the Company as a material inducement to enter into the employment agreement.

(6)

Of this total, as of December 31, 2014, 64,843 shares of Common Stock of the Company remained available for future issuance under the Stock Purchase Plan and 1,744,342 shares of Common Stock of the Company remained available for future issuance under the 2007 Plan. In 2014, a shareholder approved amendment to the 2007 Plan increased the shares available for issuance under the 2007 Plan by 1,800,000 shares of Common Stock. Stock awards under the 2007 Plan, other than stock options, will be counted against the maximum number of shares as to which stock awards may be granted on a ratio of 2-to-1.

Certain Relationships and Related Transactions

The Company has adopted written policies and procedures for identifying and approving or ratifying related person transactions. The policies and procedures cover all related person transactions required to be disclosed under Item 404 (a) of Regulation S-K. The Audit Committee is responsible for applying the policies and procedures. In evaluating related person transactions, the Audit Committee considers all factors it deems appropriate, including without limitation, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and whether products or services of a similar nature, quantity, or quality are readily available from alternative sources.

During the past fiscal year, the Company did not engage in any transactions in which any director, officer (or family member of any of the foregoing) or 5% shareholder of the Company had any material interest.

Directors of the Company may from time to time own or have interests in horses racing at the Company’s tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Horse Racing Commission, the Illinois Racing Board, the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering or the Louisiana State Racing Commission, and no director receives any extra or special benefit with regard to having his or her horses selected to run in races or in connection with the actual running of races.

In its ordinary course of business, the Company may enter into transactions with certain of its officers and directors for the sale of personal seat licenses and suite accommodations at its racetracks, and tickets for its live racing events. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with a third party and no such person received any extra or special benefit in connection with such transactions.

Churchill Downs Incorporated

Audit Committee Report

The following is the report of the Company’s Audit Committee (the “Committee”), which currently consists of three directors, each of whom has been determined by the Board of Directors (the “Board”) to meet the current standards of the Securities and Exchange Commission and the NASDAQ exchange to be considered an

“independent director.” The Board has also determined that one member, Daniel P. Harrington, is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Committee has an Audit Committee Charter (the “Charter”), which was re-approved by the Board on February 24, 2014. The Charter sets forth certain responsibilities of the Committee, which include monitoring and oversight of the financial reporting process, the system of internal controls, the internal audit function, the independent auditors, the Company’s procedures for legal and regulatory compliance, and the Company’s risk management practices. The Committee’s job is one of oversight and the Committee reviews the work of the Company’s management, the internal audit staff and the independent auditors on behalf of the Board.

Specifically, the Committee:

•

Met four (4) times during the year, during which the Committee reviewed and discussed with management and the independent auditors the Company’s interim and annual financial statements for 2014; at each of such meetings, the Committee met in executive session with the Company’s Chief Compliance Officer.

•

Discussed with the independent auditors all matters required to be discussed under Auditing Standard No. 16, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board, which sets forth required communication between independent auditors and audit committees.

•

Received the written disclosures and letters from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.

•

Based on the review and discussions referred to in the first three bullets above, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

•	Reviewed and discussed reports from the Company’s internal audit department and reports from the Company’s legal department.

•	Discussed with management and the independent auditors the quality of the Company’s internal controls.

•	Reviewed and approved all related person transactions.

•	Self-evaluated the effectiveness of the Committee.

•	Evaluated the effectiveness of the Company’s internal audit function.

•

Inquired of management, including its internal auditor, and the Company’s independent auditors regarding significant risks or exposures, including those related to fraudulent activities, facing the Company; assessed the steps management has taken or proposes to take to minimize such risks to the Company and reviewed compliance with such steps.

•

Reviewed and approved the 2014 audit and non-audit services and related fees provided by the independent auditors, PricewaterhouseCoopers LLP (“PwC”). The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor’s independence.

•

In February 2014, the Committee selected PwC to be reappointed as independent auditors for the calendar year 2015. The Committee also reviewed and pre-approved the 2014 audit fees for services related to the first quarter Form 10-Q review.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Members of the Audit Committee

Daniel P. Harrington, Chairman

James F. McDonald

R. Alex Rankin

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock file certain reports with the SEC with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. Based solely on our review of the forms filed with the Securities and Exchange Commission or written representations from certain reporting persons received by us, we believe that our directors, officers and persons who own more than ten percent (10%) of the Company’s Common Stock have complied with all applicable filing requirements, except in the following instances: the Company filed late one Form 4 on behalf of Alan K. Tse reporting the withholding of stock to satisfy tax liability; the Company filed late two (2) Form 4s on behalf of James E. Gay reporting the withholding of stock to satisfy tax liability; the Company filed late two (2) Form 4s on behalf of William C. Carstanjen reporting the withholding of stock to satisfy tax liability; the Company filed late two (2) Form 4s on behalf of William E. Mudd reporting the withholding of stock to satisfy tax liability; the Company filed late five (5) Form 4s on behalf of Robert L. Evans reporting his exercise of stock options and the corresponding sell of Company Common Stock; and the Company filed late one Form 4 on behalf of Richard L. Duchossois reporting the purchase of Company Common Stock.

Multiple Shareholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “house-holding,” potentially means extra convenience for shareholders and cost savings for companies.

At this time, one or more brokers with accountholders who are Company shareholders will be “house-holding” our proxy materials. A single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be “house-holding” communications to your address, “house-holding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “house-holding” and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Churchill Downs Incorporated, Attn: Bridgett Gatewood, 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222, or at (502) 636-4400. If your broker is not currently “house-holding” (i.e., you received multiple copies of the Company’s Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Proposals by Shareholders

Any shareholder proposal that may be included in the Board of Directors’ Proxy Statement and Proxy for presentation at the annual meeting of shareholders to be held in 2016 must be received by the Company at the principal executive office at 600 N. Hurstbourne Parkway, Ste. 400, Louisville, Kentucky 40222, Attention of the Secretary, no later than November 25, 2015. Pursuant to the Company’s Amended and Restated Bylaws, proposals of shareholders intended to be presented at the Company’s 2015 annual meeting of shareholders must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2016 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices no later than January 25, 2016, and no sooner than December 26, 2015. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Robert L. Evans
Chairman
Alan K. Tse
Executive Vice President and General Counsel

Louisville, Kentucky

March 23, 2015

PLEASE SIGN AND RETURN THE ENCLOSED PROXY

OR VOTE BY TELEPHONE OR OVER THE INTERNET

IF YOU CANNOT BE PRESENT IN PERSON

CHURCHILL DOWNS INCORPORATED ATTN: INVESTOR RELATIONS 600 N. HURSTBOURNE PARKWAY, STE. 400 LOUISVILLE, KY 40222

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Churchill Downs Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M83194-P59048	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHURCHILL DOWNS INCORPORATED		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
Vote on Directors		☐	☐	☐
1.	Election of Class I Directors for a term of three (3) years (Proposal No. 1)
Nominees:
01) Craig J. Duchossis
02) Robert L. Evans
03) G. Watts Humphrey, Jr.

Election of a Class III Director for a term of two (2) years
Nominee:
04) Aditi J. Gokhale

Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for Churchill Downs Incorporated for the year ending December 31, 2015. (Proposal No. 2)					☐	☐	☐

3.	Proposal to approve, by non-binding advisory vote, executive compensation. (Proposal No. 3)					☐	☐	☐

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign this Proxy exactly as name(s) appear(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 2, NO. 3, AND FOR THE ELECTION OF ALL CLASS I DIRECTORS AND THE CLASS III DIRECTOR DESIGNATED UNDER PROPOSAL NO. 1. Please sign, date and return this Proxy promptly in the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —

M83195-P59048

PROXY CHURCHILL DOWNS INCORPORATED

600 N. Hurstbourne Parkway, Ste. 400

Louisville, Kentucky 40222

ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 2015

to be held at the Four Seasons Hotel Seattle

located at 99 Union Street, Seattle, Washington 98101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints R. Alex Rankin and Daniel P. Harrington, and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, April 23, 2015, or any adjournment thereof, hereby revoking any Proxy heretofore given.

Continued and to be signed on reverse side